UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.     )

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PennyMac Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

April 14, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of PennyMac Financial Services, Inc. to be held on Thursday, June 3, 2021, at 11:00 a.m. Pacific Time. Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2021.

The Notice of 2021 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on April 6, 2021, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting.

ONLINE ANNUAL MEETING: To participate in the online Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PFSI2021 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement. If it is determined the Annual Meeting will be held at a different time or in a different location or format (i.e., an in-person or hybrid meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website (www.pennymacfinancial.com) and filed with SEC via its EDGAR system.

On behalf of our Board of Directors, we look forward to your participation in our upcoming online Annual Meeting.

Sincerely,

DAVID A. SPECTOR
Chairman and Chief Executive Officer

PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Notice of 2021 Annual Meeting of Stockholders

Date and Time:	Thursday, June 3, 2021 at 11:00 a.m. Pacific Time

Location:	Online via live webcast at www.virtualshareholdermeeting.com/PFSI2021

Record Date:

April 6, 2021. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2021 Annual Meeting of Stockholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 14, 2021 to our stockholders of record on the record date.

Items of Business:

•     To elect the eleven (11) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2022 annual meeting of stockholders;

• To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021;

• To approve, by non-binding vote, our executive compensation; and

• To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/ PFSI2021 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Directors,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2021:

This Notice of 2021 Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board of Directors and the upcoming 2021 Annual Meeting of Stockholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting.

2021 Annual Meeting of Stockholders

Date and Time:	Thursday, June 3, 2021, at 11:00 a.m. Pacific Time
Location:	Online via live webcast at www.virtualshareholdermeeting.com/PFSI2021
Record Date:	April 6, 2021
Mail Date:	April 14, 2021

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal I:	Election of eleven (11) directors to our Board of Directors	FOR each Director Nominee identified in this Proxy Statement
Proposal II:	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal III:	Approval, by non-binding vote, of our executive compensation	FOR

Director Nominees

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
David A. Spector	58	2012	Chairman and Chief Executive Officer of PennyMac Financial Services, Inc.	None
Anne D. McCallion	66	2018	Former Senior Managing Director and Chief Enterprise Operations Officer of PennyMac Financial Services, Inc.	Finance Risk
James K. Hunt	69	2013	Former Managing Partner and CEO, Middle Market Credit at Kayne Anderson Capital Advisors LLC	Nominating and Corporate Governance Compensation
Jonathon S. Jacobson	59	2021	Founder of HighSage Ventures LLC and Former Co-Founder of Highfields Capital Management L.P.	Nominating and Corporate Governance Finance
Patrick Kinsella †	67	2014	Adjunct Professor at USC Marshall School of Business and Retired Senior Audit Partner with KPMG, LLP	Audit Related Party Matters Risk

† Audit Committee Financial Expert

* Independent Lead Director

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PROXY STATEMENT SUMMARY

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
Joseph Mazzella	68	2012	Retired Managing Director and General Counsel of Highfields Capital Management L.P.	Nominating and Corporate Governance Related Party Matters
Farhad Nanji	42	2012	Co-Founder of MFN Partners Management, L.P.	Compensation
Jeffrey A. Perlowitz*	64	2019	Retired Managing Director and Co-Head of Global Securitized Markets of Citigroup and/or its Predecessors	Compensation Finance Risk
Lisa M. Shalett	54	2020	Former Goldman Sachs Partner and Former Managing Partner of Brookfield Asset Management	Audit Nominating and Corporate Governance
Theodore W. Tozer	64	2017	Senior Fellow at the Milken Institute’s Center for Financial Markets and Former President of Government National Mortgage Association	Audit Related Party Matters Risk
Emily Youssouf	69	2013	Clinical Professor at NYU Schack Institute of Real Estate	Audit Finance

We believe our Board possesses deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from stockholders and proxy advisory firms, as appropriate, when enhancing our governance, policies and structure.

✓

Majority Voting Standard in the Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard for uncontested director elections and plurality voting standard for contested director elections.

		✓	Independent Lead Director. The independent directors of our Board elected Jeffrey A. Perlowitz as our independent lead director for a one year term that expires in February 2022.
✓

Director Resignation Policy. Our Corporate Governance Guidelines include a requirement that any director nominee who fails to receive a majority vote, if required, for election or re-election will promptly tender his or her resignation to the Board.

✓

Board Refreshment. We have robust processes to identify, evaluate and select qualified director candidates and we regularly assess the size and composition of the Board. We added Lisa M. Shalett and Jonathon S. Jacobson as new independent directors since our 2020 Annual Meeting.

✓

Director Limitations on Number of Boards. A director who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other director is permitted to serve on more than five outside public company boards.

		✓	Regular Executive Sessions. Our independent directors meet privately on a regular basis. Our independent lead director presides at such meetings.
✓

Robust Stock Ownership Guidelines. We have robust stock ownership guidelines for our non-management directors (five times the base annual retainer) and executive officers (five times base salary for our Chief Executive Officer; three times base salary for all other executive officers).

		✓	Regular Board Evaluation. The Nominating and Corporate Governance Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.
✓	Stockholder Engagement. We engage in active discussions with our stockholders on a variety of topics throughout the year to ensure that we are addressing their concerns.	✓	Annual Elections. Our Board is not classified and, therefore, we conduct annual elections for all directors who serve on our Board.

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PROXY STATEMENT SUMMARY

Financial Highlights(1)

(1)

For complete information regarding our Fiscal 2020 performance, stockholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission, or the SEC, on February 25, 2021 and is being made available to stockholders with this Proxy Statement as a part of our 2020 Annual Report to Stockholders.

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PROXY STATEMENT SUMMARY

COVID-19 Pandemic

The Company devoted substantial attention in fiscal 2020 to responding to the human and business impact of the COVID-19 pandemic, while expanding our workforce by over 3,000 new employees and maintaining our operational focus resulting in record financial results. Throughout the COVID-19 pandemic, the Company acted to support its employees, customers and communities during these challenging times, responded to the associated business impact and developed protocols both for determining whether our businesses could remain open and for responsible operations when they could.

Our COVID-19 Response included:

•	Enhanced health and safety measures for our workforce
•	Successfully transitioned our workforce to work from home (currently 90% of workforce working from home)
•	Welcomed over 3,000 new employees, most of whom are working from home
•	Wellness and family resources for our employees via our COVID-19 resource center
•	Supported our communities with community giving

Executive Compensation Highlights

Our compensation governance best practices are summarized as follows:

What We Do		What We Don’t Do
✓	Heavy bias toward performance-based equity: Our Board seeks to ensure that our long-term equity incentive awards are significantly weighted toward performance-based equity vehicles.	✗	No minimum level of total compensation: We do not provide for guaranteed minimum levels of performance-based cash incentives or long-term equity awards in our employment agreements.
✓

Minimum vesting periods: Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over three years, with approximately equal annual installments on the first, second and third anniversaries of the grant date.

✗

No automatic salary increases: Our named executive officers are not entitled to automatic base salary increases and none of the employment agreements with our named executive officers contain such provisions.

✓

Clawback policy: Our Board maintains a clawback policy that allows us to recoup certain incentive compensation paid on the basis of erroneous financial statements that result in a material accounting restatement.

		✗	No “single trigger” payments: We do not provide for single trigger equity vesting upon a Change in Control, if assumed. We also do not provide for excise tax gross-ups upon a Change in Control.
✓

Balanced risk-taking approach to our compensation program: Our compensation program is designed to discourage excessive risk taking and encourage long-term decision making in alignment with the interests of our stockholders. We consult with our independent compensation consultant in this regard.

		✗	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.
✓	Robust stock ownership guidelines: We impose robust stock ownership guidelines on our directors and executive officers to ensure that their interests are aligned with those of our stockholders.	✗	No gross-ups for perks: We do not provide excise tax gross-ups of perquisites for our executive officers.
✓	Stockholder engagement: We value the perspectives of our stockholders and interact with stockholders through a variety of engagement activities.	✗	No re-pricing: Our equity incentive plan prohibits the re-pricing of stock options and stock appreciation rights without stockholder approval.
✓	Consideration of stockholder feedback: We engage in careful consideration of stockholder feedback regarding compensation.	✗	No speculative or short-term trading: We prohibit our officers, employees and directors from engaging in speculative and short-term trading of our securities.
✓	Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.	✗

No hedging, pledging, short sales, or margin trading: We prohibit our officers, employees and directors from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✓

Independent compensation consultant: We utilize the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.

		✗	No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.

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CORPORATE GOVERNANCE

Corporate Governance

Director Qualification, Board Refreshment and Selection Criteria

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Final approval of director candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and real estate investment trust sectors and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our directors represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of director attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

Pursuant to a separate stockholder agreement with HC Partners LLC, or HCP, HCP has the right to nominate up to two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. Based on current levels of ownership, HCP has the right to nominate two directors to the Board. HCP has elected to nominate Joseph Mazzella and Jonathon S. Jacobson, for election to our Board.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee also will consider recommendations for nominees properly submitted by our stockholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting. During 2020, the Nominating and Corporate Governance Committee retained an independent third party to assist in identifying appropriate director candidates for our Board. Ms. Shalett was identified and recommended to the Nominating and Corporate Governance Committee by our late Chairman, our current Chairman and Chief Executive Officer and a stockholder. Mr. Jacobson was identified and recommended to the Nominating and Corporate Governance Committee by HCP and our current Chairman and Chief Executive Officer.

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CORPORATE GOVERNANCE

Independence of Our Directors

The NYSE rules require that at least a majority of our directors be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our directors has or had with us and our management.

As a result of this review, our Board affirmatively determined that 82% of our directors are independent under the NYSE rules. Our independent directors are James K. Hunt, Jonathon S. Jacobson, Patrick Kinsella, Joseph Mazzella, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett, Theodore W. Tozer and Emily Youssouf based upon the fact that none of these directors have any material relationships with us other than as directors and holders of our common stock.

Board of Directors Leadership and Independent Lead Director

Our Chairman and the independent lead director provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities. The Board determined in February 2021 that the position of Chairman of the Board, previously held by Mr. Kurland until his death in January 2021, should be held by David A. Spector. Mr. Spector has served as a key executive since our founding in 2008 and throughout our growth as one of the largest mortgage lenders in the country with over 6,000 employees. The Board believes Mr. Spector’s past experience has made him uniquely positioned to lead and oversee the Board and identify and execute our future strategic initiatives. In addition, Mr. Spector has proven himself capable of leading Board discussions on new initiatives and strategic priorities, facilitating internal Board communication and ensuring proper Board oversight of key issues.

This determination is based, in part, on our belief that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the director most familiar with our business and industry, he is capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential independent lead director with a strong voice. The independent lead director works with our Chairman of the Board and other directors to provide informed, independent oversight of our management and affairs. Among other things, the independent lead director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent directors, and chairs an executive session of the independent directors at each regularly scheduled Board meeting. Our Board has appointed Mr. Perlowitz as its independent lead director for a one year term expiring in February 2022.

Succession Planning

Our Board oversees management’s succession plan for the Chairman and Chief Executive Officer and key positions at the executive officer level. Our Board annually reviews succession plans for the Chairman and Chief Executive Officer and executive management. In addition, the Chairman and Chief Executive Officer annually provides his assessment to our Board of executive leaders and their potential to succeed at key executive management positions.

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CORPORATE GOVERNANCE

The Role of the Board in Risk Oversight

Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. Our Board and each of its committees, and in particular, the Risk Committee, have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Committee	Primary Risk Oversight Responsibility
Audit	The Audit Committee focuses on risks associated with internal controls and securities, financial and accounting compliance, and receives an annual risk assessment report from our internal auditors.
Compensation

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner so as not to encourage excessive risk taking.

Finance	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.
Nominating and Corporate Governance

The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our directors and the assessment of the performance and effectiveness of each member and Board Committee, as well as risks associated with corporate sustainability.

Related Party Matters

The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between us or any of our subsidiaries, on the one hand, and (i) PennyMac Mortgage Investment Trust (PMT) and its subsidiaries, (ii) any other non-wholly-owned entity that we may manage or over which we may have control (whether through ownership, voting power, contract or otherwise), and (iii) any other identified related party, on the other hand.

Risk

The Risk Committee oversees our enterprise risk management function in relation to our business activities and focuses on credit risk, mortgage compliance risk and operational risk, including cybersecurity risk.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

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CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Related Party Matters Committee and the Risk Committee. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at www.ir.pennymacfinancial.com.

The current chairs and members of the committees are identified in the following table:

Directors	Audit	Compensation	Finance	Nominating and Corporate Governance	Related Party Matters	Risk
Non-Management Directors
James K. Hunt		X		CC
Patrick Kinsella	CC				X	X
Jonathon S. Jacobson			X	X
Joseph Mazzella				X	CC
Anne D. McCallion			X			X
Farhad Nanji		CC
Jeffrey A. Perlowitz*		X	X			X
Lisa M. Shalett	X			X
Theodore W. Tozer	X				X	CC
Emily Youssouf	X		CC

Management Directors
David A. Spector†

†     – Chairman

*     – Independent Lead Director

CC – Committee Chair

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CORPORATE GOVERNANCE

The primary committee responsibilities, current committee membership and number of meetings held by each such committee of our Board during 2020 are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

•  our accounting and financial reporting processes;

•  the integrity and audits of our financial statements;

•  our internal control function;

•  our compliance with related legal and regulatory requirements;

•  the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

•  the qualifications and independence of our independent registered public accounting firm; and

•  the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operations to be included in our SEC filings, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Patrick Kinsella, Chair Lisa M. Shalett Theodore W. Tozer Emily Youssouf
Meetings in 2020: 8

Mr. Kinsella serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the directors serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

•  evaluate the performance of our Chief Executive Officer and other executive officers;

•  review and/or recommend to the Board the compensation of our Chief Executive Officer and other executive officers;

•  adopt and administer compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•  review and recommend to our Board compensation plans, policies and programs;

•  prepare the compensation committee report on executive compensation to be included in our annual proxy statement;

•  review and discuss our compensation discussion and analysis to be included in our annual proxy statement;

•  recommend to our Board the compensation for our non-management directors;

•  collaborate with the Board’s Nominating and Corporate Governance Committee on succession plans; and

•  administer the issuance of any securities under the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, as amended, or the 2013 Plan.

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Farhad Nanji, Chair James K. Hunt Jeffrey A. Perlowitz
Meetings in 2020: 6

Our Board has determined that all of the directors serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

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CORPORATE GOVERNANCE

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•  review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

•  review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

•  review our short- and long-term investment strategy, investment policies and the performance of our investments;

•  monitor our capital budget; and

•  review our policies and procedures on derivatives transactions.

Emily Youssouf, Chair Jonathon S. Jacobson Anne D. McCallion Jeffrey A. Perlowitz
Meetings in 2020: 5

Nominating and Corporate Governance Committee	Primary Responsibilities
Members:

The principal functions of the Nominating and Corporate Governance Committee are to:

•  seek, consider and recommend to the full Board qualified candidates for election as directors and then recommend nominees for election as directors at the annual meeting of stockholders;

•  review periodically with the Board and Compensation Committee the succession plans relating to the Chief Executive Officer and the Company’s other executive officers;

•  periodically prepare and submit to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees;

•  review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

•  annually recommend to our Board nominees for each of its committees;

•  annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board; and

•  regularly oversee our environmental, social and governance criteria and policies, practices and initiatives regarding corporate sustainability.

James K. Hunt, Chair Jonathon S. Jacobson Joseph Mazzella Lisa M. Shalett
Meetings in 2020: 4
Our Board has determined that all of the directors serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Related Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related Party Matters Committee are to:

•  establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between our Company and any of our subsidiaries, on the one hand, and PennyMac Mortgage Investment Trust (PMT) and its subsidiaries and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand;

•  establish policies and procedures related to the identification of any other transactions in which certain related parties, including our directors, executive officers and their family members, have a direct or indirect interest;

•  oversee and administer all such policies; and

•  review and, if necessary, approve and/or make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, flow servicing agreement, mortgage banking services agreement, MSR recapture agreement, and master spread acquisition and MSR servicing agreements with PMT, and any amendments of or extensions to such agreements.

Joseph Mazzella, Chair Patrick Kinsella Theodore W. Tozer
Meetings in 2020: 4
Our Board has determined that all of the directors serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE.

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to: (i) our Company’s aggregate risk profile; (ii) specific risks expressly delegated to the Risk Committee, including credit risk, mortgage compliance risk, and operational risk; and (iii) management’s approach for assessing, monitoring and controlling such aggregate and specific risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

•  reviewing, discussing and overseeing our management’s establishment and operation of our Company’s enterprise risk management (and any significant changes thereto);

•  reviewing annually a schedule of all identified risks facing our Company and the alignment of such risks with our management committees and committees of our Board;

•  reviewing annually our enterprise risk management policy;

•  reviewing and overseeing credit risk, mortgage compliance risk, and operational risk (including regular reviews of risks arising from cybersecurity and data privacy), as well as the establishment and operation of policies and procedures and remediation for any deficiencies with respect to such specific risks; and

•  directing management to evaluate the effectiveness of our risk management.

Theodore W. Tozer, Chair Patrick Kinsella Anne D. McCallion Jeffrey A. Perlowitz
Meetings in 2020: 4

12	| 2021 Proxy Statement

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

During Fiscal 2020, our full Board held 25 meetings, nine of which related to the ongoing COVID-19 pandemic. All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each of our incumbent directors attended at least 75% of the aggregate number of meetings held in Fiscal 2020 for the period during which such director served with respect to meetings of our Board and each committee on which such director served.

Executive Sessions of the Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent directors meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent directors, are presided over by the independent lead director.

Attendance by Members of our Board of Directors at the 2020 Annual Meeting of Stockholders

We expect each member of the Board to attend our annual meetings of stockholders except for absences due to causes beyond the reasonable control of the director. Each incumbent director serving during the 2020 annual meeting of stockholders attended the meeting.

Board Evaluations

The charters of each of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, Related Party Matters Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments. The Nominating and Corporate Governance Committee typically engages an external evaluator to facilitate the board and committee assessment process. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with the Nominating and Corporate Governance Committee and the full Board. Below is an example of a typical external evaluator led board evaluation.

Commencement	Evaluation	Analysis	Findings	Follow-Up
The Nominating and Corporate Governance Chair engages an outside law firm and they jointly develop a comprehensive questionnaire to serve as the basis for the interview with each director.

Questionnaires are distributed and the outside law firm interviews each director, soliciting feedback on the effectiveness of the Board and the directors individually including on board size, compositions, board and committee structure and overall performance.

The outside law firm synthesizes the interview discussions and prepares a summary of findings and themes for the Nominating and Corporate Governance Committee, working with the Chair.

The outside law firm and Chair present their findings and themes to the Nominating and Corporate Governance Committee, which discuss the findings. The Nominating and Corporate Governance Committee Chair then present the findings to the Board.

Results requiring additional considerations are addressed at subsequent meetings and reported back to the Board, where appropriate.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers, employees and directors.

In addition, we have adopted a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers, which sets forth specific policies to guide these individuals in the performance of their duties. The Code of Business Conduct and Ethics and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available on our website at www.ir.pennymacfinancial.com. Our directors, officers and employees are also encouraged to anonymously report suspected violations of the Code of Business Conduct and Ethics through various means, including a toll-free hotline available 24 hour, 7 days a week.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at www.ir.pennymacfinancial.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. Pursuant to the majority voting standard in our Amended and Restated Bylaws, our Corporate Governance Guidelines provide that if any nominee for director fails to receive a majority vote for election or re-election, if so required, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Our Focus on Corporate Sustainability and ESG

Commitment to Advancing Corporate Sustainability ESG Priorities in Alignment with our Strategic Objectives. With oversight from our Board, the Nominating and Corporate Governance Committee and the Risk Committee, we are committed to being responsive to our stakeholders as it relates to managing the environmental, social, and governance (ESG) impact of our business activities and continuously improving our corporate sustainability and ESG related disclosures. Our Board believes that it is important to establish a robust corporate sustainability and ESG program and framework that will support our corporate initiatives. This year, as part of our ongoing corporate sustainability and ESG program, we expect to issue another corporate sustainability report that will include additional Sustainability Accounting Standards Board (SASB) industry-specific standards relevant to the mortgage finance industry, as well as other relevant standards and guidelines.

We strive not only to drive high operational and financial performance but also to serve a greater social purpose through our core businesses, which are centered on the essential public good of homeownership. Mortgage banking allows us to serve our customers throughout the country by facilitating home purchases, refinancings that make homes more affordable, and, when necessary, loss mitigation alternatives designed to avoid foreclosure and keep our customers and their families in their homes.

We also encourage and support principles of corporate sustainability through Board governance best practices, in our operations and throughout our communities. Corporate sustainability goals are included in our annual corporate strategic plan and are linked to compensation, including variable pay, where applicable. We believe these principles promote the sustainable, long-term growth of our organization for the benefit of our stockholders and the housing industry for the benefit of our customers, improving the environment in which we live. We hold ourselves accountable for managing the ESG impact of our business activities through a number of initiatives.

Corporate Sustainability and ESG Governance. Our Nominating and Corporate Governance Committee has specific oversight responsibility relating to our corporate sustainability and ESG practices, including environmental stewardship, human capital management (including diversity and inclusion, talent management and employee engagement), community involvement and corporate governance, and, as appropriate, will make recommendations to our full Board. In addition, our Compensation Committee has oversight of talent management and our compensation programs and our Risk Committee has oversight of our enterprise risk management framework. Our Board has established a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our stockholders.

Environmental Sustainability. We seek to operate our facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment.

Board Diversity. Currently, three women serve on our Board, representing 27% of our total Board members. In addition, we have a number of directors who represent other diverse backgrounds and experiences including one director of Asian heritage. Our Board believes that these sorts of diversity factors are essential in promoting our long-term sustainable growth. Our Board maintains a policy regarding the evaluation of director candidates which states that the Board in its selection of director candidates will consider the overall Board balance of diversity of viewpoints, backgrounds and experiences. Our Board has also established director selection criteria which provides that the Board in its selection of director candidates will consider factors that contribute to Board diversity in the broadest sense, including gender, ethnicity, geography, education, and personal and professional experiences.

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CORPORATE GOVERNANCE

Our Workforce Diversity

Workforce Diversity and Inclusion. We believe that building a diverse and inclusive, high-performing workforce where our employees bring varied perspectives and experiences to work every day creates a positive influence in our workplace, community and business operations. At the end of Fiscal 2020, our workforce was 53.3% female and 46.7% male, and the ethnicity of our workforce was 43.7% White, 23.4% Hispanic or Latino, 16.8% Black and African American, 10.3% Asian and 5.8% other. Our Board of Directors, our Nominating and Corporate Governance Committee and our Risk Committee provide regular oversight on our corporate sustainability, diversity and inclusion programs and initiatives. During 2020, we established leadership goals and created customized initiatives that focused on our continued effort to increase the number of women and underrepresented minorities in management positions throughout our Company and its business divisions. As part of our efforts to help foster a more inclusive workplace for all, we established the wEMRG (Women Empowering Mentorships, Relationships, and Growth) program to emphasize career growth, networking, and learning opportunities for women at the management level. We also established the vEMRG (Veterans Engaging Mentorships, Relationships, and Growth) program to further our efforts to hire, support, and create a more inclusive culture for our community of veterans and military families. We also foster a more inclusive culture through a variety of other diversity and inclusion initiatives, including corporate training, special events, community outreach and corporate philanthropy.

Talent Management and Employee Wellbeing. We believe in attracting, developing and engaging the best talent, while providing a supportive work environment that prioritizes the financial, physical and emotional well-being and the safety of our employees. We are committed to ensuring that all employees have access to career advancement opportunities and recognize the importance of providing development networks and relationships that help foster continued growth and learning. Employees receive regular training to help further enhance their career development objectives and we also actively manage an enterprise-wide mentoring program. Our compensation programs are designed to motivate and reward employees who possess the necessary skills to support our business strategy and create long-term value for our stockholders. Employee compensation may include base salary, annual cash incentives, and long-term equity incentives, as well as life and health insurance and 401(k) plan matching contributions. We offer a quality and comprehensive selection of health and welfare benefits to eligible employees and have partnered with an external vendor to establish a comprehensive, fully integrated wellness program designed to enhance the productivity of our employees. Finally, we have a dedicated team of employees who manage and support programs and initiatives that address a number of common workplace safety, health and security concerns across the organization.

Community Involvement. We have a corporate philanthropy program that is governed by a philosophy of giving that prioritizes the support of causes and issues that are important in our local communities, and drives a culture of employee engagement and collaboration throughout our organization. We are committed to empowering our employees to be a positive influence in the communities where we live and serve, and believe that this commitment supports our efforts to attract and engage employees and improve retention. During the 2020 fiscal year, we established the PennyMac Corporate Giving Fund to support several local and national charitable organizations whose missions align with our core values, strategic vision and/or philanthropic focus areas.

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CORPORATE GOVERNANCE

Communications with our Board of Directors

Our stockholders and other interested persons may send written communications to the Board, committees of the Board and individual directors (including our independent lead director or the independent/non-management directors as a group) by mailing those communications to:

[Specified Addressee]

c/o PennyMac Financial Services, Inc.

3043 Townsgate Road

Westlake Village, California 91361

Email: PFSI_IR@pnmac.com

Attention: Investor Relations

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board, may not be forwarded.

16	| 2021 Proxy Statement

PROPOSAL I – ELECTION OF DIRECTORS

PROPOSAL I – ELECTION OF DIRECTORS

We have eleven directors. Mr. Kurland, our founder and non-executive Chairman died on January 23, 2021 and Mr. Botein resigned from the Board on August 6, 2020. We are grateful to both Mr. Kurland and Mr. Botein for their past services to the Company. The Board has nominated David A. Spector, James K. Hunt, Jonathon S. Jacobson, Patrick Kinsella, Joseph Mazzella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett, Theodore W. Tozer and Emily Youssouf for election as directors, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our director nominees are elected at this year’s Annual Meeting, they will serve until our annual meeting of stockholders in 2022 and until their successors have been duly elected and qualified.

Because this is considered an uncontested election under our Amended and Restated Bylaws, a nominee for director is elected to the Board if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director receives a greater number of votes against his or her election than votes for such election, such director shall tender his or her resignation as provided in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee of the Board will then act on an expedited basis to determine whether to accept the director’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee and the Board will consider any factors they deem relevant.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR DAVID A. SPECTOR, JAMES K. HUNT, JONATHON S. JACOBSON, PATRICK KINSELLA, JOSEPH MAZZELLA, ANNE D. MCCALLION, FARHAD NANJI, JEFFREY A. PERLOWITZ, LISA M. SHALETT, THEODORE W. TOZER AND EMILY YOUSSOUF AS DIRECTORS TO SERVE UNTIL OUR 2022 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name and age of each director, as well as each director’s business experience over the last five years or more. Immediately following the description of each director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the director should serve on our Board.

Name	Age	Position
David A. Spector	58	Chairman
James K. Hunt	69	Director
Jonathon S. Jacobson	59	Director
Patrick Kinsella	67	Director
Joseph Mazzella	68	Director
Anne D. McCallion	66	Director
Farhad Nanji	42	Director
Jeffrey A. Perlowitz	64	Independent Lead Director
Lisa M. Shalett	54	Director
Theodore W. Tozer	64	Director
Emily Youssouf	69	Director

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PROPOSAL I – ELECTION OF DIRECTORS

Director Nominees

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since December 2012 and has been our Chairman and Chief Executive Officer since February 2021 and, prior thereto, as our President and Chief Executive Officer since January 2017. He served as our executive managing director, president and chief operating officer from February 2016 through December 2016 and, prior thereto, as president and chief operating officer from February 2013 to February 2016. Mr. Spector has also served in a variety of similar executive positions at PNMAC from its founding in January 2008. In addition, Mr. Spector has been a member of the board of PMT since its formation in May 2009 and has served as its chairman since February 2021. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2012 Age: 58

JAMES K. HUNT

Mr. Hunt has been a member of our Board since April 2013 and served as our independent lead director from April 2014 until February 2021. Mr. Hunt is currently retired. From November 2015 until his retirement in August 2016, Mr. Hunt served as the managing partner and CEO, middle market credit at Kayne Anderson Capital Advisors LLC, a leading alternative investment firm in the areas of energy, real estate, credit and specialty growth capital. From August 2014 to November 2015, Mr. Hunt served as non-executive chairman of the board of THL Credit, Inc., an externally-managed, non-diversified closed-end management investment company. Mr. Hunt served as chief executive officer and chief investment officer of THL Credit, Inc. and of THL Credit Advisors, a registered investment advisor that provides administrative services to THL Credit, Inc., from April 2010 to July 2014 and, prior thereto, held similar executive positions with predecessor entities since May 2007. Previously, Mr. Hunt was chief executive officer and managing partner of Bison Capital Asset Management, LLC, a private equity firm, from 2001 to 2007. Prior to co-founding Bison Capital, Mr. Hunt was the president of SunAmerica Corporate Finance and executive vice president of SunAmerica Investments (subsequently, AIG SunAmerica). Mr. Hunt currently serves on the board of CION Ares Diversified Credit Fund, a diversified, closed-end management investment company, and Hunt Capital Holdings. Mr. Hunt formerly served on the boards of THL Credit, Inc., THL Credit Advisors, Primus Guaranty, Ltd., Fidelity National Information Services, Inc. and Lender Processing Services, Inc. Mr. Hunt received a BBA from the University of Texas at El Paso and an MBA from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our Board because of his experience in capital markets and in managing financial services companies.

Board Member Since: 2013 Age: 69
Committees: • Compensation • Nominating and Corporate Governance (Chair)

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PROPOSAL I – ELECTION OF DIRECTORS

JONATHON S. JACOBSON

Mr. Jacobson has been a member of our board since February 2021. Mr. Jacobson is the founder of HighSage Ventures LLC, a private investment firm formed in 2019, which exclusively manages his family’s assets and those of the One8 Foundation. From 1998 to 2019, he served as the Chief Investment Officer and Chief Executive Officer of Highfields Capital Management LP, a Boston-based investment management firm that managed over $11 billion globally until October 2018, when it announced that it would return outside capital to investors. Prior to co-founding Highfields in 1998, Mr. Jacobson spent eight years as a senior portfolio manager at Harvard Management Company, Inc., which is responsible for investing Harvard University’s endowment. Mr. Jacobson is a former director of iHeartMedia, Inc. and iHeartCommunications, Inc. Currently, he is a member of the Lone Pine Capital LLC Advisory Board, a member of the Investment Committee of the Weizmann Global Endowment Management Trust, and a Lifetime Trustee and member of the Investment Committee of the Gilman School in Baltimore, Maryland. Previously, he served on the Board of Trustees of Brandeis University and the Board of Dean’s Advisors at Harvard Business School. Mr. Jacobson received an MBA from Harvard Business School and graduated magna cum laude with a B.S. in Economics from the Wharton School at the University of Pennsylvania. We believe Mr. Jacobson is qualified to serve on our Board because of his expertise in investing and financial services businesses as well as his prior public company board experience.

Board Member Since: 2021 Age: 59
Committees: • Finance • Nominating and Corporate Governance

PATRICK KINSELLA

Mr. Kinsella has been a member of our Board since July 2014. Prior to his retirement as a senior audit partner with KPMG LLP, or KPMG, in May 2013, Mr. Kinsella spent over 35 years at KPMG serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella served as an adjunct professor at the USC Marshall School of Business from August 2011 to May 2020. Mr. Kinsella also currently serves on the board of directors of Wrap Technologies, Inc., a developer of security products. Mr. Kinsella received a BS from California State University, Northridge and is a licensed certified public accountant in the State of California. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Board Member Since: 2014 Age: 67
Committees: • Audit (Chair) • Related Party Matters • Risk

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PROPOSAL I – ELECTION OF DIRECTORS

JOSEPH MAZZELLA

Mr. Mazzella has been a member of our Board since our formation in December 2012. Mr. Mazzella retired in March 2017 after serving as the managing director and the general counsel of Highfields, which he joined in 2002. Prior to joining Highfields, Mr. Mazzella was a partner at the law firm of Nutter, McClennen & Fish, L.L.P., in Boston, Massachusetts. Prior to private practice, he was an attorney at the Securities and Exchange Commission from 1978 to 1980, and previously served as a law clerk in the Superior Court of the District of Columbia. Mr. Mazzella has served on multiple public company boards of directors, including Alliant Techsystems, Inc. and Data Transmission Networks Corporation, and he served as chairman of the board of Insurance Auto Auctions, Inc. Mr. Mazzella received a BA from City College of New York and a JD from Rutgers University School of Law. We believe Mr. Mazzella is qualified to serve on our Board because of his broad experience and strong business and legal backgrounds in the financial services industry.

Board Member Since: 2012 Age: 68
Committees: • Nominating and Corporate Governance • Related Party Matters (Chair)

ANNE D. MCCALLION

Ms. McCallion has been a member of our Board since February 2018. Ms. McCallion served as our Senior Managing Director and Chief Enterprise Operations Officer from January 2017 until her retirement in June 2019. Prior thereto, she served as our senior managing director and chief financial officer from February 2016 through December 2016 and as our chief financial officer from January 2013 to February 2016. Ms. McCallion also served in a variety of similar executive positions at PNMAC from May 2009 until her retirement. Ms. McCallion served as senior managing director and chief enterprise operations officer of PMT from January 2017 until her retirement in June 2019. Prior thereto, she served as its chief financial officer from its formation in 2009 through December 2016. She also was a member of the technical staff at the Financial Accounting Standards Board. Ms. McCallion also currently serves as a director at Pacific Mercantile Bancorp and Pacific Mercantile Bank. Ms. McCallion holds a BS degree from Gannon University and an MBA degree from Ashland University. She is also a Certified Public Accountant (inactive). We believe Ms. McCallion is qualified to serve on our Board because of her prior experience as a seasoned executive with significant financial expertise and considerable knowledge in the financial and operational aspects of the mortgage banking business.

Board Member Since: 2018 Age: 66
Committees: • Finance • Risk

FARHAD NANJI

Mr. Nanji has been a member of our Board since our formation in December 2012. In December 2016, Mr. Nanji co-founded MFN Partners Management, L.P., a value-oriented investment management firm based in Boston, Massachusetts. Prior thereto, until December 2015, Mr. Nanji served as a managing director of Highfields, where he focused on portfolio investments in distressed securities, restructurings, structured credit and global financial services from 2006. Prior to joining Highfields, Mr. Nanji was an associate with HighVista Strategies, an investment management firm, and he also served as an engagement manager in the financial institutions group at McKinsey & Company, a global consulting firm. Mr. Nanji received an MBA from Harvard Business School and a B.Com. degree from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his expertise in the mortgage and financial services businesses.

Board Member Since: 2012 Age: 42
Committees: • Compensation (Chair)

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PROPOSAL I – ELECTION OF DIRECTORS

JEFFREY A. PERLOWITZ Independent Lead Director

Mr. Perlowitz has been a member of our Board since February 2019 and our independent lead director since February 2021. He is currently retired. From 1998 until his retirement in 2016, Mr. Perlowitz served as managing director and co-head of global securitized markets at Citigroup and predecessor entities, where he was responsible for sales and trading of residential mortgage loans, commercial mortgages and consumer products. Mr. Perlowitz also currently serves as a director at the CION Ares Diversified Credit Fund. Mr. Perlowitz holds a B.S. in economics and accounting from The State University of New York at Albany. We believe Mr. Perlowitz is qualified to serve on our Board because of his extensive mortgage finance background and expertise in the securitization of residential mortgage loans.

Board Member Since: 2019 Age: 64
Committees: • Compensation • Finance • Risk

LISA M. SHALETT

Ms. Shalett has been a member of our board since October 2020. Ms. Shalett is a former Goldman Sachs Partner and former Managing Partner at Brookfield Asset Management. Over her 20 years at Goldman Sachs, she held leadership roles in Equities, Global Compliance, Legal and Internal Audit, and Brand Marketing and Digital Strategy. At Brookfield, she was the firm’s first Head of Strategic Innovation. Currently, Ms. Shalett advises growth companies, serves on the boards of AccuWeather and Bully Pulpit Interactive, and is the founder of Extraordinary Women on Boards, a community of women board directors focused on board excellence. She holds a Masters of Business Administration from Harvard Business School and a B.A., summa cum laude, in East Asian Studies from Harvard University. We believe Ms. Shalett is qualified to serve on our Board because of her broad experience in finance, compliance, marketing and strategy in the financial services industry.

Board Member Since: 2020 Age: 54
Committees: • Audit • Nominating and Corporate Governance

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PROPOSAL I – ELECTION OF DIRECTORS

THEODORE W. TOZER

Mr. Tozer has been a member of our Board since August 2017. Mr. Tozer currently serves as a senior fellow at the Milken Institute’s Center for Financial Markets, where he leads the Institute’s housing finance reform work. Prior thereto, Mr. Tozer served as the president of the Government National Mortgage Association, or Ginnie Mae, from February 2010 to January 2017. Before joining Ginnie Mae, Mr. Tozer served as senior vice president of capital markets at National City Mortgage Company. He also has served as a charter member of the National Lender Advisory Boards of both Fannie Mae and Freddie Mac, chairman of the Capital Markets Committee of the Mortgage Bankers Association of America (MBA), and as a member of the Residential Board of Governors of the MBA. Mr. Tozer also currently serves as an advisory board member of DomiDocs. Mr. Tozer received a B.S. degree in Accounting and Finance from Indiana University in 1979, and is a Certified Public Accountant (inactive) and a Certified Management Accountant. We believe Mr. Tozer is qualified to serve on our Board because of his numerous years of experience in the mortgage and financial services businesses and his deep understanding of mortgage banking and agency relations.

Board Member Since: 2017 Age: 63
Committees: • Audit • Related Party Matters • Risk (Chair)

EMILY YOUSSOUF

Ms. Youssouf has been a member of our Board since November 2013. Ms. Youssouf has served as a clinical professor at the NYU Schack Institute of Real Estate since 2009. Ms. Youssouf served as vice chair of the New York City Housing Development Corporation from 2011 to 2013 and as a member of its board from 2013 to 2014. Previously, she served as an independent consultant from 2008 to 2011, during which time her clients included Rockefeller Foundation, Washington Square Partners and various real estate investors. Prior thereto, she was a managing director with JPMorgan Securities, Inc., a broker-dealer, from 2007 to 2008, and the president of the NYC Housing Development Corporation from 2003 to 2007. Ms. Youssouf has also held various senior positions at Natlis Settlements, LLC, Credit Suisse First Boston, Daiwa Securities America, Prudential Securities, Merrill Lynch and Standard & Poor’s. Ms. Youssouf currently serves as a board member of numerous organizations, including the JP Morgan Exchange-Traded Fund Trust where she serves as the chair of the Governance and Nominating Committee and as a member of the Audit and Valuation Committee, the NYC Health and Hospitals Corporation, the NYC School Construction Authority, the NYS Job Development Authority and the TransitCenter. Ms. Youssouf is a graduate of Wagner College and holds an MA in Urban Affairs and Policy Analysis from The New School for Social Research. We believe Ms. Youssouf is qualified to serve on our Board because of her numerous years of experience in the investment banking, finance and real estate industries and deep understanding of the housing market.

Board Member Since: 2013 Age: 68
Committees: • Audit • Finance (Chair)

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PROPOSAL I – ELECTION OF DIRECTORS

Non-Management Director Compensation

The Compensation Committee reviews and recommends to our Board the form and level of director compensation and seeks outside advice from our independent compensation consultants on market practices when changes are contemplated. Director compensation was reviewed during September 2020 by our independent compensation consultant relative to certain peer companies and selected companies within the S&P 500 and Russell 3000 indexes. Our independent compensation consultant recommended an increase in the non-management director annual RSU grant as described below. The compensation program for our non-management directors is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Our Chairman and Chief Executive Officer is not paid any fees for serving on our Board or for attending Board meetings.

The following table summarizes the annual retainer fees of our non-management directors as of the end of Fiscal 2020:

Base Annual Retainer, all non-management directors	$80,000
Additional Base Annual Retainer, independent lead director	$30,000
Base Annual Retainer, all non-management committee members:
Audit Committee	$10,000
Compensation Committee	$7,750
Finance Committee	$7,750
Nominating and Corporate Governance Committee	$5,750
Related Party Matters Committee	$5,750
Risk Committee	$10,000
Additional Annual Retainer, all committee chairs:
Audit Committee	$12,000
Compensation Committee	$10,750
Finance Committee	$10,750
Nominating and Corporate Governance Committee	$7,750
Related Party Matters Committee	$7,750
Risk Committee	$12,000

Our non-management directors are also eligible to receive certain types of equity-based awards under the 2013 Plan that vest on the first anniversary of the grant date. During Fiscal 2020, each of Messrs. Botein, Hunt, Kinsella, Mazzella, Nanji, Perlowitz, Tozer and Mmes. McCallion and Youssouf received a grant of 2,911 time-based restricted stock units, or RSUs, on February 26, 2020 in each case with a grant date fair value of approximately $102,000. In addition, per the terms of the Kurland Agreement (as defined below), Mr. Kurland received director fees and equity grants in an amount equal to 2.5 times the amount granted to any other non-management director, and accordingly Mr. Kurland received a grant of 7,279 RSUs on February 26, 2020 with a grant date fair value of $255,000. Before September 8, 2020, each non-management director elected or appointed to our Board was entitled to receive a one-time initial RSU grant with a grant date fair value of approximately $102,000 in RSUs (prorated for the annual equity award cycle) that vests upon the one (1) year anniversary of the date of the grant. Effective September 8, 2020 the non-management director annual RSU grant was increased to $125,000.

All members of our Board will also be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

| 2021 Proxy Statement	23

PROPOSAL I – ELECTION OF DIRECTORS

Policy Regarding Receipt of Shares in Lieu of Cash Director Fees. During 2014, the Board adopted a policy whereby non-management director fees may be paid in cash or common stock at the election of each non-management director. The number of shares of common stock delivered in lieu of any cash payment of director fees shall be equivalent in value to the amount of forgone director fees divided by the market value (as defined in our 2013 Plan) of the common stock on the last market trading day preceding the day on which the director fees otherwise would have been paid in cash to the non-management director, rounded down to the nearest whole share.

Change of Control. Upon a change of control (as defined in our 2013 Plan), all outstanding equity awards granted to non-management directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate.

2020 Director Compensation Table

The table below summarizes the compensation earned by each non-management director who served on our Board for Fiscal 2020.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		Total ($)
Matthew Botein(4)	63,519	102,000		165,519
James K. Hunt	131,250	102,000		233,250
Patrick Kinsella	117,750	102,000		219,750
Stanford L. Kurland(5)	344,885	255,000		599,885
Joseph Mazzella	—	201,250		201,250
Anne D. McCallion	97,750	102,000		199,750
Farhad Nanji	—	199,502		199,502
Jeffrey A. Perlowitz	100,635	102,000		202,635
Lisa M. Shalett	20,295	45,765	(6)	66,060
Theodore W. Tozer	117,750	102,000		219,750
Emily Youssouf	108,500	102,000		210,500

(1)

Mr. Spector, our Chairman and Chief Executive Officer, is not included in this table as he was an officer of our Company during Fiscal 2020 and thus receives no additional compensation for his services as director. Mr. Jacobson is not included in this table since he started serving as a director after the end of our 2020 fiscal year.

(2)

Reflects fees earned by the director in Fiscal 2020, whether or not paid in such year. During all or part of Fiscal 2020, each of Messrs. Mazzella and Nanji elected to receive his director fees in shares of common stock in lieu of cash.

(3)

Reflects the grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Botein, Hunt, Kinsella, Kurland, Mazzella, Nanji, Perlowitz, Tozer and Mmes. McCallion and Youssouf on February 26, 2020. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stock-based Compensation in our Annual Report on Form 10-K filed on February 25, 2021. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs. As of December 31, 2020, each of our non-management directors held an aggregate number of RSUs in the following amounts: Messrs. Hunt, Kinsella, Mazzella, Nanji, Tozer and Ms. Youssouf – 4,236, Mr. Kurland – 7,279, Ms. McCallion – 5,205, Mr. Perlowitz – 2,911 and Ms. Shalett – 691.

(4)	Mr. Botein resigned from the Board on August 6, 2020.
(5)

In addition, time-based and performance-based restricted share units were awarded by PennyMac Mortgage Investment Trust (PMT) to Mr. Kurland in his capacity as its Executive Chairman during Fiscal 2020 consistent with its compensation program and philosophy. These PMT restricted share units were granted on March 3, 2020 and have grant date fair values, as determined in accordance with ASC 718, of $1,091,988.

(6)	Includes an initial, prorated equity grant of 691 RSUs with a grant date fair value of approximately $45,765 that Ms. Shalett received upon her appointment to our Board in October 2020.

24	| 2021 Proxy Statement

PROPOSAL I – ELECTION OF DIRECTORS

Non-Management Director Stock Ownership Guidelines

Non-management directors are subject to robust stock ownership guidelines whereby each such director is expected to hold common stock and unvested RSUs with an aggregate market value equal to at least five times the base annual retainer. Non-management directors are expected to meet the ownership guidelines within five years from the date of appointment or election to the Board. Each non-management director who has been a member of our Board for five years or more is in compliance with our stock ownership guidelines. The Nominating and Corporate Governance Committee will annually review each director’s progress toward meeting the stock ownership guidelines.

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AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Mr. Kinsella is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met eight times in 2020. The Audit Committee’s agenda is established by the Chair of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company’s and its management, which is made pursuant to applicable requirements of the PCAOB and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Deloitte, which, in its reports, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the reports of Deloitte, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021.

The foregoing report has been furnished by the current members of the Audit Committee:

Patrick Kinsella, Chair

Lisa M. Shalett

Theodore W. Tozer

Emily Youssouf

26	| 2021 Proxy Statement

AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2020 and Fiscal 2019, Deloitte provided other audit-related and non-audit-related services for us during these years.

Fees to Registered Public Accounting Firm for 2020 and 2019

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2020 and Fiscal 2019.

	2020	2019
Audit Fees (1)	$2,342,345	$2,253,349
Audit-Related Fees (2)	709,031	514,427
Tax Fees	—	—
All Other Fees (3)	200,000	30,000

Total	$3,251,376	$2,797,776

(1)

Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services provided in connection with the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	All Other Fees consist of certain agreed upon procedures related to certain of our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2020 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is presenting a proposal to ratify its appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

28	| 2021 Proxy Statement

SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Executive Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by (1) each of our named executive officers, (2) each of our current directors and director nominees, and (3) all of our current directors and executive officers as a group as of April 6, 2021. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Common Stock Beneficially Owned(1)
	Number	Percentage
Executive Officers and Directors
David A. Spector (2)	2,066,741	3.1%
Doug Jones (3)	900,153	1.3%
Vandad Fartaj (4)	1,141,789	1.7%
Andrew S. Chang	1,209,014	1.8%
Jeffrey P. Grogin(5)	526,974	*
James K. Hunt(6)	78,414	*
Jonathon S. Jacobson(7)	219,760	*
Patrick Kinsella	30,721	*
Joseph Mazzella (8)	514,225	*
Anne D. McCallion (9)	281,460	*
Farhad Nanji (10)	1,675,393	2.5%
Jeffrey A. Perlowitz	7,556	*
Lisa M. Shalett	0	*
Theodore W. Tozer	13,259	*
Emily Youssouf	34,878	*
Current directors and executive officers as a group (16 persons)		12.9%

*	Represents less than 1.0%.
(1)

Based on 66,990,511 shares of common stock outstanding as of the record date. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)	Includes 465,604 shares of common stock owned by ST Family Investment Company LLC.
(3)	Includes 300,000 shares of common stock held by Jones A LLC, 300,000 shares of common stock held by Jones B LLC, and 20,692 shares held by the Jones Family Trust.
(4)	Includes 844,959 shares of common stock held by the Fartaj Family Trust.
(5)

Includes 21,000 shares held by the JBG Children’s Trust, 22,129 shares held by the MJG Children’s Trust, 453,655 shares held by the Grogin Living Trust, and 4,395 shares held by the Grogin Giving Fund.

(6)	Includes 36,821 shares of common stock held by the Hunt Living Trust 1994.
(7)	Includes 219,760 shares of common stock owned by Highline Investments LLC. Mr. Jacobson disclaims beneficial ownership of the common stock except to the extent of his pecuniary interest therein.
(8)

Includes 152,031 shares of common stock owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity, however, and disclaims beneficial ownership of the common stock held by that entity.

(9)	Includes 144,661 shares of common stock held by the McCallion Family Trust.
(10)

Includes 1,508,743 shares of common stock held by MFN Partners, LP (MFN Partners). MFN Partners GP, LLC (MFN GP) is the general partner of MFN Partners. MFN Partners Management, LP (MFN Management) is the investment adviser to MFN Partners. MFN Partners Management, LLC (MFN LLC) is the general partner of MFN Management. Mr. Nanji is a managing member of MFN GP and of MFN LLC but disclaims beneficial ownership of the securities held by MFN Partners, except to the extent of his pecuniary interest, if any, therein.

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SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information relating to the beneficial ownership of shares of our common stock by each person or entity known to our Company to be the beneficial owner of more than five percent of our shares of our common stock, based on our review of publicly available statements of beneficial ownership filed with the SEC. Beneficial ownership reflected in the table below is based on 66,990,511 shares of common stock outstanding as of the record date and review of publicly available statements of beneficial ownership filed with the SEC.

	Common Stock Beneficially Owned
	Number	Percentage
5% Stockholders
HC Partners LLC (1) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	15,741,237	23.5%
Kurland Family Investments, LLC(2) 3043 Townsgate Road Westlake Village, California 91361	7,471,784	11.2%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, Maryland 212025	5,451,137	8.1%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, Pennsylvania	4,062,712	6.1%
BlackRock, Inc.(5) 55 East 52nd Street New York, New York 10022	3,726,371	5.6%

(1)

As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020, HC Partners, LLC disclosed that it has the sole voting power and sole dispositive power over 15,741,237 shares of common stock as of December 31, 2020.

(2)	As reported in Form 4 filed with the SEC on April 8, 2021. Includes 115,544 shares of common stock held by the 1998 Kurland Revocable Trust.
(3)

As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 16, 2021, T. Rowe Price Associates, Inc. disclosed that it has sole voting power over 1,532,901 shares of common stock and sole dispositive power over 5,451,137 shares of common stock as of December 31, 2020.

(4)

As reported in Schedule 13G filed with the SEC on February 2, 2021, BlackRock, Inc. disclosed that it has sole voting power over 3,383,800 shares of common stock and sole dispositive power over 3,726,371 shares of common stock as of December 31, 2020.

(5)

As reported in Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group, Inc. disclosed that it has shared voting power over 57,354 shares of common stock, sole dispositive power over 3,962,478 shares of common stock, shared dispositive power over 100,234 shares of common stock as of December 31, 2020.

30	| 2021 Proxy Statement

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Executive Compensation

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company
David A. Spector	58	Chairman and Chief Executive Officer
Andrew S. Chang	43	Senior Managing Director and Chief Operating Officer
Vandad Fartaj	46	Senior Managing Director and Chief Investment Officer
Doug Jones	64	President and Chief Mortgage Banking Officer
Daniel S. Perotti	40	Senior Managing Director and Chief Financial Officer
Derek W. Stark	53	Senior Managing Director, Chief Legal Officer and Secretary

Biographical information for Mr. Spector is provided above under the caption “Proposal I - Election of Directors.” Certain biographical information for the other executive officers is set forth below.

Andrew S. Chang. Mr. Chang, age 43, has been our Senior Managing Director and Chief Operating Officer since January 2021. Mr. Chang oversees finance and enterprise operations, including marketing, human resources, corporate administration and regulatory relations; information technology; enterprise risk; and strategic planning and corporate sustainability. Prior thereto, he served as our Senior Managing Director and Chief Financial Officer from January 2017 through December 2020, the Company’s Senior Managing Director and Chief Business Development Officer from February 2016 through December 2016 and our Chief Business Development Officer from February 2013 to February 2016. Mr. Chang also has served in a variety of similar executive positions at PNMAC since May 2008. Prior to joining the PNMAC, Mr. Chang was employed at BlackRock as a senior member in its advisory services practice from 2005 to 2008, and was employed at McKinsey & Company as a management consultant from 1999 to 2005. Mr. Chang earned an A.B. magna cum laude with highest honors in biology from Harvard University. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj, age 46, has been our Senior Managing Director and Chief Investment Officer since September 2018. Prior thereto, he served as Senior Managing Director and Chief Capital Markets Officer from February 2016 to September 2018 and as Chief Capital Markets Officer from February 2013 to February 2016. Mr. Fartaj also has served in a variety of similar executive positions at PNMAC since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including the development and execution of investment strategies, secondary marketing, hedging activities, research, and capital markets strategies with government-sponsored enterprises. In addition, Mr. Fartaj is responsible for developing and managing relationships with Wall Street broker-dealers and fixed income investors. Prior to joining PNMAC, from November 1999 to April 2008, Mr. Fartaj was employed in a variety of positions at Countrywide Securities Corporation, including managing the strategy and execution of the whole loan conduit. Mr. Fartaj is an experienced mortgage banking executive with substantial experience in capital markets, mortgage-related investments, and interest rate and credit risk management.

Doug Jones. Mr. Jones, age 64, has been our President and Chief Mortgage Banking Officer since March 2021. Prior thereto, he served as the Company’s Senior Managing Director and Chief Mortgage Banking Officer since January 2017, the Senior Managing Director and Chief Institutional Mortgage Banking Officer from February 2016 through December 2016, the Chief Institutional Mortgage Banking Officer from March 2015 to February 2016, and the Chief Correspondent Lending Officer from February 2013 to March 2015. He has served on the Company’s executive management team since 2012. Mr. Jones also has served in a variety of similar executive positions at PNMAC since June 2011, including the president of PLS since March 2017. Mr. Jones is responsible for all business activities relating to our loan production and loan servicing operations. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

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EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Daniel S. Perotti. Mr. Perotti, age 40, has been our Senior Managing Director and Chief Financial Officer since January 1, 2021. Prior thereto, he served as the Company’s Deputy Chief Financial Officer from January 2017 to December 2020, and served as the Company’s Chief Asset and Liability Management Officer among other positions at PNMAC since 2008. Mr. Perotti is responsible for overseeing the Company’s accounting and financial reporting, treasury operations, investor relations, financial planning and analysis, valuation of investment assets, tax analysis, and Sarbanes-Oxley program. Prior to joining PNMAC, Mr. Perotti was employed at BlackRock and served as the head of the quantitative research team within its BlackRock Solutions business as well as in various other roles at BlackRock from 2002 to 2008. Mr. Perotti earned a B.A. in economics and computer science from Columbia University. Mr. Perotti is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Derek W. Stark. Mr. Stark, age 53, has been our Senior Managing Director, Chief Legal Officer and Secretary since February 2018. Mr. Stark is responsible for overseeing all of the company’s legal management, including securities, corporate governance, corporate transactions, litigation and regulatory compliance, and he serves as the primary legal contact for the Company’s Board. Mr. Stark previously served as our Managing Director, General Counsel and Secretary among other executive positions at PNMAC since September 2009. Prior to joining PNMAC, and after leaving private practice, Mr. Stark served in a variety of executive positions, including Executive Vice President and Deputy General Counsel, from 1999 to 2008, at Countrywide. Mr. Stark earned a B.A. in Political Science from the University of California, Berkeley, and a J.D. from Loyola Law School, Los Angeles. Mr. Stark is an experienced legal executive with significant experience in corporate and securities law and mortgage banking.

32	| 2021 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and our 2020 Annual Report on Form 10-K.

The Compensation Committee

Farhad Nanji, Chair

James K. Hunt

Jeffrey A. Perlowitz

| 2021 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2020 Named Executive Officers

Our “named executive officers” consisting of our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executives during Fiscal 2020, were:

•	David A. Spector, Chairman and Chief Executive Officer (former President and Chief Executive Officer in Fiscal 2020);

•	Doug Jones, President and Chief Mortgage Banking Officer (former Senior Managing Director and Chief Mortgage Banking Officer in Fiscal 2020);

•	Vandad Fartaj, Senior Managing Director and Chief Investment Officer;

•	Andrew S. Chang, Senior Managing Director and Chief Operating Officer (former Senior Managing Director and Chief Financial Officer in Fiscal 2020); and

•	Jeffrey P. Grogin, Senior Managing Director and Chief Enterprise Operations Officer.

34	| 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2020 Compensation

Our Executive Compensation Goals

•   Performance Based - Create a pay-for-performance culture where a majority of total compensation for each named executive officer is performance based

•   Stockholder Alignment - Align the interests of our executives with those of our stockholders with long term equity awards and performance based compensation

•   Market Competitive - Assess named executive officer compensation against market compensation benchmarks prepared by our independent board consultant

•   Employee Retention - Facilitate the attraction, motivation and retention of highly talented executive leaders who will be crucial to our long-term success and ultimate sustainability

•   Support Strategy - Encourage executives to focus on achieving our annual and long-term business goals

Fiscal 2020 Financial Results

We delivered exceptional financial performance in Fiscal 2020, while responding to the operational challenges caused by the COVID-19 pandemic such as the CARES Act forbearance program, including:

•   Net income was $1.6 billion, up 319% from $393.0 million in 2019

•   Diluted earnings per share of $20.92, up 328% from $4.89 in 2019

•   Total net revenue of $3.7 billion, up 151% from $1.5 billion in 2019

•   Loan production of $197 billion in UPB, an increase of 67 percent from 2019, which included $23 billion in UPB of consumer direct production and $12 billion of broker direct production

•   Servicing portfolio reached $427 billion in UPB, up 16 percent from 2019

•   Return on equity was 61%

Fiscal 2020 Compensation Program Highlights

•   Our former Executive Chairman’s compensation was changed to reflect his non-executive director status

•   Fiscal 2020 annual cash bonuses were limited to the amounts paid in Fiscal 2019

•   Increased the proportion of targeted compensation based on equity while decreasing the target portion of cash compensation, resulting in the CEO’s equity component increasing from 20% to 39% and the other named executive officers increasing from 20% to 36% in Fiscal 2020

•   Performance-based RSUs were revised to add a leverage ratio modifier as a secondary performance metric

•   Performance-based RSUs ROE target increased to 15% in Fiscal 2020, a significant increase over Fiscal 2019’s target of 12%

Fiscal 2021 Compensation Program Highlights

•   Commencing in Fiscal 2021, our annual incentive program was revised to more objectively link potential payouts with pre-established return on equity goals (70% of target incentive) with the remaining opportunity tied to strategic goals and objectives (30% of target incentive)

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Compensation Mix

We have three primary elements of total compensation: base salary, annual performance-based cash incentives, and long-term equity awards. As illustrated by the segments in the following graphs, 91% of our CEO’s total compensation opportunity was performance-based and aligned with our stockholders in the form of annual performance-based cash incentives and long-term equity compensation. For our other named executive officers, 90% of their total compensation opportunity also was performance-based. In Fiscal 2020, the Compensation Committee substantially increased the percentage of long term equity incentives as a percentage of total compensation for our CEO and other named executive officers.

CEO performance-based compensation was 91% and long term equity incentives increased to 39% in 2020

Other named executive officer performance-based compensation was 90% and long term equity incentives increased to 36% in 2020

36	| 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay-for-Performance Philosophy and Total Versus Realized Pay

Consistent with our pay-for-performance philosophy, a significant portion of our named executive officers’ 2020 compensation consisted of variable performance-based annual and long-term incentives. As an illustration of our commitment to pay for performance, below is our CEO’s total compensation as set forth in the “2020 Summary Compensation Table” of this Proxy Statement and our past annual proxy statements, compared to the total amount of compensation actually realized by our CEO for each year.

Year	Salary ($)	Bonus ($)	Total Cash ($)	All Other Compensation ($)	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity ($)(1)	Total Realized Value of Long-Term Equity Incentive Opportunity ($)(2)	Total Grant Date Compensation ($)	Total Realized Compensation ($)
2020	1,000,000	6,400,000	7,400,000	82,229	4,893,099	2,038,313	12,375,328	9,520,542
2019	900,000	7,155,000	8,055,000	64,617	2,004,640	1,702,737	10,124,258	9,822,355
2018	750,000	2,900,000	3,650,000	76,271	2,051,348	1,986,072	5,777,619	5,712,343

(1)

This amount includes the aggregate grant date fair value, as determined in accordance with ASC 718, of RSUs, performance-based RSUs, or PSUs, and nonstatutory stock options awarded on March 9, 2018, March 15, 2019, February 26, 2020 and December 14, 2020. The performance-based RSUs included in this column are reported at target payout levels. See the “2020 Grants of Plan-Based Awards” table for additional details. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stock-based Compensation in our Annual Report on Form 10-K filed on February 25, 2021. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the named executive officers upon vesting and/or settlement of the RSUs.

(2)

For Fiscal 2020, this amount includes the vesting of 55,726 PSUs on March 17, 2020, 9,234 RSUs on March 6, 2020, 7,058 RSUs shares on March 9, 2020, and 7,398 RSUs on March 15, 2020 based on the fair market value of our common stock on the respective vesting dates.

Note: Total Realized Compensation is not a substitute for Total Compensation. Total Compensation is as set forth in the Summary Compensation Table in this and prior Proxy Statements. Total Realized Compensation includes long-term incentive awards (e.g., nonstatutory stock options and time-based and performance-based RSUs), only to the extent they were “realized,” i.e., to the extent they were exercised or vested during the years described.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Compensation Program Overview

Our executive compensation program consists of three primary elements: annual base salary, annual performance-based cash bonuses and long-term equity awards. The following table provides a snapshot of those primary elements and describes why each element is provided.

Compensation Element	Characteristics	Performance Based?	Primary Purpose

Annual Base Salary	Competitive fixed compensation	No

•  Provides a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and reasonable pay levels

•  Supports attraction and retention of talented executives

Annual Performance- Based Cash Incentives	Variable compensation opportunity contingent on achievement of corporate financial, operational and strategic goals and individual performance	Yes

•  Aligns executive compensation with annual performance

•  Provides reasonable short-term incentive opportunity for achieving financial, operational and strategic objectives

•  Supports attraction and retention of talented executives

Long-Term Equity Awards (nonstatutory stock options and performance-based and time-based RSUs)	Variable compensation opportunity contingent on measurable and objective performance criteria established at the beginning of the measurement period, stock price performance and individual performance	Yes

•  Creates incentives for long-term performance

•  Provides reasonable long-term incentive opportunity for achieving financial, operational and strategic objectives

•  Aligns our executives’ long-term interests with those of our stockholders

•  Recognizes executive’s individual performance and future contributions

•  Supports attraction and retention of talented executives

•  Provides a direct correlation of realized pay to operating and stock price performance

•  Provides a total compensation opportunity with payouts varying based on our operating, financial and stock price performance

Our named executive officers also receive other benefits, which may include health, dental and vision insurance; vacation, holidays and sick days; life, accidental death and dismemberment and long-term disability insurance; 401(k) plan matching; and gross-ups related to payment of self-employment tax liabilities. In addition, certain of our named executive officers receive minimal perquisites including an automobile allowance and payment for tax advice and financial counseling.

We tailor our executive compensation program each year to provide what we consider to be a proper balance of these basic elements. The executive compensation program was weighted toward long-term equity awards and performance-based cash incentives, rather than toward annual base salaries, in order to ensure that a significant portion of compensation is tied to Company and stock performance and to maximize retention. We continue to assess the compensation elements for our executive officers, including our named executive officers, and are committed to ensuring that our executive compensation program remains generally consistent with market practices and focused on long-term performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement and Executive Compensation Design Enhancements

At our 2020 annual meeting of stockholders, our Say-On-Pay proposal itself received the support of approximately 66% of the total votes cast. By contrast, at our 2019 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 77% of the total stockholder votes cast, and at our 2018 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 81% of the total stockholder votes cast. Following our 2020 stockholder meeting, the Compensation Committee and Board of Directors closely reviewed the stockholder vote on our Say-On-Pay resolutions and the differences in voting results between our 2020 annual meeting results and prior years, including the recommendations made by certain proxy advisory firms. After our 2020 annual meeting, our senior management held meetings with a majority of our stockholders to discuss the 2020 annual meeting results and our compensation program.

We believe the recommendations of the proxy advisory firms, and the higher negative vote in last year’s Say-On-Pay proposal, were attributable to certain features associated with our compensation programs for the named executive officers, including a lack of clarity on the annual incentive program, certain special awards made to named executive officers, and the pay of our former Executive Chairman. The Company made certain compensation enhancements to address investor concerns, including approving an annual incentive plan with objective payouts and increasing the proportion of equity awards (stock options, RSUs and PSUs) to total compensation as follows:

What We Heard from Investors		Our Response
Executive Chairman Compensation	Executive Chairman’s total compensation should be less than your CEO.	Our former Executive Chairman’s compensation was changed to reflect his non-management director status. See page 23.
Annual Incentive Criteria	Annual incentives were not based on objective performance criteria.

Commencing in Fiscal 2021, our annual incentive program was revised to more objectively link potential payouts with pre-established return on equity goals (70% of target incentive) with the remaining opportunity tied to strategic goals and objectives (30% of target incentive)] See page 44.

Long Term Equity Incentives Percentage of Total Compensation	Equity incentives should be a higher percentage of each named executive officers total compensation.

Our CEO’s equity incentives increased from 20% to 39% of total compensation year over year.

All other named executive officers’ equity incentives increased from 20% to 36% of their total compensation year over year. See page 36.

Fiscal 2020 annual cash bonuses were limited to the amounts paid in Fiscal 2019. See page 41.

Performance-Based RSUs Performance Metrics	Performance-based RSUs should include another financial performance measure other than return on equity (ROE).	Performance-based RSUs in Fiscal 2020 were revised to include multiple financial metrics: (1) return on equity and (2) a leverage ratio modifier based on total recourse debt. See page 42.
Performance-Based RSUs Target Setting	Fiscal 2019 Performance-based RSUs ROE target of 12% was lower than the previous year’s target.	Performance-based RSUs ROE targets were set at 15% which is a significant increase over the previous year’s target of 12% due to past and expected performance. See page 42.
Performance-Based RSUs Vesting Conditions	Performance-based RSUs results and vesting conditions from prior year awards should be clearly disclosed.	We expanded disclosure to provide additional details about performance-based RSUs results and vesting conditions. See page 43.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions Made in Fiscal 2020

In making compensation decisions for Fiscal 2020, the Compensation Committee considered the 2020 Say-On-Pay advisory vote. The Compensation Committee also considers additional factors, which are summarized below.

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of our peer group, and various survey sources.

The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our named executive officers.

In connection with the annual compensation review in March 2020, the Compensation Committee approved the following annual base salaries of our named executive officers:

Name	2019 Annual Base Salary	2020 Annual Base Salary
David A. Spector	$900,000	$1,000,000
Doug Jones	$550,000	$600,000
Vandad Fartaj	$350,000	$400,000
Andrew S. Chang	$325,000	$400,000
Jeffrey P. Grogin	$—	$350,000

The Compensation Committee believed that these annual base salaries were appropriate given the competitive market for their services, as well as their individual performances and strong leadership skills.

•

The annual base salary for Mr. Spector increased by 11.1% and ranked between the median and 75th percentile of annual base salaries paid for comparable positions at peer companies. This annual base salary increased due to the terms of his employment agreement that were driven by the competitive market for talent and in recognition of his individual performance in his role as Chief Executive Officer.

•

The annual base salary for Mr. Jones increased by 9.1% and ranked above the 75th percentile of annual base salaries paid for comparable positions at peer companies. This annual base salary increased due to the terms of his employment agreement that were driven by the competitive market for talent and in recognition of his individual performance in his role as Chief Mortgage Banking Officer.

•

The annual base salary for Mr. Fartaj increased by 14.3% and ranked below the median of the annual base salaries paid for comparable positions at peer companies. This annual base salary increased due to the competitive market for talent and in recognition of his individual performance in his role as Chief Investment Officer.

•

The annual base salary for Mr. Chang increased by 23.0% and ranked below the median of the annual base salaries paid for comparable positions at peer companies. This annual base salary increased due to the competitive market for talent and in recognition of his individual performance in his role as Chief Financial Officer.

Annual Performance-Based Cash Incentives

We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value. To determine annual performance-based cash incentive amounts, the Compensation Committee first sets a target level of performance-based cash incentive for each named executive officer for the fiscal year based on competitive market data. Each named executive officer’s potential performance-based cash incentive payout varies based on such individual’s level of responsibility and position within our organization.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance-based cash incentives paid to our named executive officers are based on the achievement of the Company’s financial performance targets and the individual performance of each named executive officer. Fiscal 2020 financial performance targets were based on earnings per share (EPS) and pretax income. We believe that EPS and pretax income are appropriate measures for annual performance-based cash incentives because they provide our named executive officers with an incentive to achieve favorable current results, while also producing sustainable long-term stockholder value. In setting EPS and pretax income targets, we consider our current and historical performance, the performance of companies in industries in which we compete, and current and anticipated market conditions.

Performance Metrics	Why Selected

Earnings Per Share (EPS)	Incentivizes to focus on profitability Aligns with long term stockholder interest

Pretax Income	Incentivizes to focus on profitability, exclusive of tax impact Aligns with long term stockholder interest

Individual Performance	Encourages focus on the individual’s achievement of strategic objectives

Actual performance-based cash incentives are determined based on actual EPS and pretax income achieved relative to targets for EPS and pretax income, as well as target performance-based cash incentive amounts set for each named executive officer; however, adjustments to such amounts are sometimes made by the Compensation Committee based on market factors, the named executive officer’s individual performance, and the named executive officer’s contribution to the execution of our strategic initiatives during the fiscal year.

Our Fiscal 2020 performance resulted in record setting profitability and well exceeded our 2020 financial plan. In addition, the Compensation Committee recognized that our ongoing investments in infrastructure allowed us to continue to capitalize on the continued low interest rate environment, which resulted in another record year of profitability for the Company, with $2.2 billion in pre-tax earnings for the year. After taking into consideration market factors and despite record financial performance and the successful navigation of the operational challenges presented by the COVID-19 pandemic, including the CARES Act forbearance regulations, the Compensation Committee determined to limit the potential cash payout levels under the program to the cash payout levels paid last year. To further reward and incentivize management in alignment with stockholder returns rather than cash incentive amounts, the Committee approved an additional stock option award at year end, as further described below under “Long-Term Equity Awards.”

The following additional factors related to management’s execution of certain strategic objectives were considered in determining and approving final performance-based cash incentives for our named executive officers: (1) the delivery of record Fiscal 2020 net income, ROE and other financial results during the ongoing COVID-19 pandemic, (2) successful navigation of operational issues resulting from the CARES Act forbearance program, (3) the implementation of initiatives to drive operational efficiency and reduce costs, (4) the growth of correspondent production, refinance recapture and purchase recapture revenue, (5) the management of current investments and development of new investment opportunities; and (6) the sustainable growth of the Company’s business operations and workforce during a time when most of the Company employees were working at home due to the ongoing COVID-19 pandemic.

Based on the overall assessment of Fiscal 2020 performance and the Chairman’s recommendations, the Compensation Committee approved the annual performance-based cash incentive amounts for Messrs. Jones, Fartaj, Chang and Grogin. In addition, based on the factors above, the Compensation Committee also approved the annual performance-based cash incentive paid to Mr. Spector.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the actual annual performance-based cash incentives earned during Fiscal 2020:

Name	Actual Performance-Based Cash Incentives
David A. Spector	$6,400,000
Doug Jones	$4,000,000
Vandad Fartaj	$2,400,000
Andrew S. Chang	$2,400,000
Jeffrey P. Grogin	$1,300,000

Long-Term Equity Awards

For Fiscal 2020, the Compensation Committee sought to increase the long term equity incentive percentage of each named executive officers’ total compensation with a mix of performance-based RSU, time-based RSUs and stock options. In determining the equity awards granted in Fiscal 2020, the Compensation Committee considered, among other factors, the recommendations of management and various reports provided by our independent compensation consultant. The Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2020 grants; (iii) the value of share grants to our named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by the named executive officer in future fiscal years, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; (vii) the mix of equity awards to total compensation; and (vi) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the target amounts from the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

Performance-Based Restricted Stock Units

In light of investor feedback regarding our performance-based RSU program, the Compensation Committee revised the performance-based RSUs to include multiple performance goals and increased the targeted performance levels in Fiscal 2020. Fiscal 2020 performance-based RSU vesting is contingent upon the achievement of two performance goal components: return on equity and a leverage ratio modifier component based on total recourse debt to equity. These design enhancements and the Compensation Committee’s rationale are summarized below:

Fiscal 2020 Design Enhancements and Rational

PSUs	Fiscal 2019	Fiscal 2020	Rational
Performance Metrics	ROE	• ROE • Leverage Ratio

•   Aligns with stockholder feedback supporting the use of having multiple performance goals

•   ROE measures a company’s profitability by revealing how much profit a company generates with the money equity holders have invested, including retained profits

•   Leverage ratio mitigates risk taking to achieve our ROE and is based on total recourse debt to equity ensuring prudent risk taking and capital discipline

Performance Period	Three year performance period	Three year performance period	• Cumulative three year performance period provides a measure of long-term performance and achievement against long-term financial objectives
Performance Target	ROE = 12%	ROE Target = 15% Leverage Ratio Target = 3.5x	• Increased ROE target by 3% in Fiscal 2020 due to Fiscal 2019 results and projected future performance

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COMPENSATION DISCUSSION AND ANALYSIS

The performance-based RSU awards granted in February 2020 provides for the award of performance-based RSUs to obtain, upon the vesting of each RSU, a variable number of shares of our common stock. The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period. Vesting of the ROE performance metric is tied to the achievement of cumulative, annualized ROE metrics during the performance period, with 50% of the target amount earned if the threshold performance level is met, 100% of the target amount earned if the target performance level is met and 150% of the target amount earned if the highest performance level is met. The payout that is determined based on the above ROE performance metric is then multiplied by a factor of 66% to 125% for named executive officers depending on the actual achievement of the leverage ratio target during the performance period, for a maximum award payable of 187.5% of target shares. In addition, the payout is further multiplied by a factor of 0% to 100% for each named executive officer based on an individual effectiveness rating ranging from unsatisfactory to outstanding. A summary of the performance measures targets contained in the performance-based RSUs granted to our named executive officers during Fiscal 2020 is provided below and each of these awards is further described in the “2020 Grants of Plan-Based Awards” table:

Fiscal 2020 PSU Awards
Performance- Based Restricted Stock Units	Performance Component	Performance Target	% of Targeted Award
	1. ROE (1)	15.0% - Cumulative Annualized ROE	100%
	2. Leverage Ratio (2)	3.5x	66% to 125%

	3. Individual Effectiveness (3)	4 - Exceeds Expectations	0% to 100%

(1)

ROE is the amount of net income returned as an annualized percentage of average month-end equity. ROE = Net Income ÷ Average Month-End Equity ÷ Years in Measurement Period (1/1/2020 – 12/31/22).The payout scale range is 0% to 150%.

(2)

Leverage Ratio is the average of the ratio at the end of each month of the performance measurement period of the amount of total recourse indebtedness outstanding to total equity. The range of the multiplier is 66% to 125%.

(3)	Based on individual overall achievement of goals over the three-year performance period. The range of the individual effectiveness multiplier is 0% to 100%.

Time-Based Restricted Stock Units

In March 2020, all of our named executive officers were awarded time-based RSUs. These time-based RSUs, which vest in three equal installments beginning on the first anniversary of the grant date, are to be settled in an equal number of shares of common stock upon vesting. The time-based RSUs are also reflected in the “2020 Grants of Plan Based Awards” table.

Stock Option Awards

In February 2020, our named executive officers were awarded non-statutory stock options. The stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the award agreement or the provisions of our 2013 Plan), and each stock option will have a term of ten years from the date of grant. Additionally, the vested stock options expire (1) immediately upon termination of the holder’s employment or other association with us for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability, and (3) three months after the holder’s employment or other association is terminated for any other reason.

In December 2020, the Board determined that, in light of the Company’s exceptional financial performance and success during Fiscal 2020 including record net income and revenue growth and management’s execution of its strategic and operational initiatives during the COVID-19 pandemic, and the decision to limit the cash incentive amount to under the amounts paid last year, it would award an additional non-statutory stock option on December 14, 2020 to certain employees across various levels of the Company, including certain named executive officers. In addition, the Compensation Committee determined that the stock option award aligned with its goal of increasing the amount of long term incentive awards paid out as a percentage of total compensation while limiting the cash payout levels paid to named executive officers to the cash payout levels from Fiscal 2019. The stock option awards have an exercise price of $59.68 and are fully vested at grant but are subject to certain transfer restrictions that will lapse in one-third increments on each of December 14, 2021, 2022 and 2023, subject to the recipient’s continued service through each lapse date. Additionally, the vested stock options expire (1) immediately upon termination of the holder’s employment or other association with us for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability, and (3) three months after the holder’s employment or other association is terminated

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COMPENSATION DISCUSSION AND ANALYSIS

subject to certain transfer restrictions. The number of shares underlying the stock options for each named executive officer was as follows: 140,464 shares to Mr. Spector, 54,024 shares to Mr. Jones, 54,024 shares to Mr. Fartaj, and 56,726 shares to Mr. Chang. The stock option grants are also reflected in the “2020 Grants of Plan Based Awards” table.

The table below summarizes the grant date fair value of the long-term incentive equity awards awarded in Fiscal 2020.

Name	Grant Date Fair Value of Performance- Based PSUs	Number of Performance- Based PSUs	Grant Date Fair Value of Time-Based RSUs	Number of Time-Based RSUs	Grant Date Fair Value of Stock Options	Number of Stock Options	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity
D. Spector	$1,125,969	32,143	$ 562,967	16,071	$3,204,163	199,930	$4,893,099
D. Jones	$574,982	16,414	$ 287,491	8,207	$1,308,503	84,390	$2,170,976
V. Fartaj	$449,995	12,846	$ 224,998	6,423	$1,241,437	77,789	$1,916,430
A. Chang	$449,995	12,846	$ 224,998	6,423	$1,291,451	80,491	$1,966,444
J. Grogin	$337,479	9,634	$ 168,740	4,817	$ 181,092	17,824	$ 687,310

Each of the performance-based and time-based RSUs has a grant date fair value of $35.03, which is based on our closing stock price on the NYSE on February 26, 2020. The stock options granted on February 26, 2020 have an exercise price of $35.03 and a Black-Scholes value of $9.47 at the date of grant. The stock options granted on December 14, 2020 have an exercise price of $59.68 and a Black-Scholes value of $18.51 at the date of grant.

Performance-Based Restricted Share Unit – Achievements

The below table summarizes the target and actual results of performance-based RSUs granted to our named executive officers on March 9, 2018 for the performance period of January 1, 2018 through December 31, 2020.

Performance- Based Restricted Stock Units	Performance Component	Performance Target	% of Targeted Award	Actual Performance	Actual Payout
	1. PNMAC ROE (1)	16.4% - Cumulative Annualized ROE	100%	39.4%	130%
	2. Individual Effectiveness (2)	5 - Outstanding	0% to 100%	0% to 100%	0% to 100%

(1)	Calculated by dividing GAAP pre-tax income by average stockholders’ equity for the period, as reported by the company. The payout scale for component 1 is 0% to 130%.
(2)	Based on individual overall achievement of goals over the three-year performance period. The range of the multiplier is 0% to 100%.

Compensation Decisions Made in Fiscal 2021

The Compensation Committee conducted a comprehensive review of its annual performance-based incentive program as well as the appropriate cash and equity components of the named executive officers’ total compensation and adopted the following compensation enhancements in Fiscal 2021:

•	Similar to Fiscal 2020, the Compensation Committee anticipates continuing to increase the equity incentive percentage of each named executive officer’s total compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

•

The Compensation Committee has revised the annual performance-based incentive program to add an objective financial performance component equal to 70% of the target annual incentive based on achieving return on equity (ROE) and a strategic award component equal to 30% of the target annual incentive based on individual strategic objectives established by the Compensation Committee in consultation with senior management. For Fiscal 2021, the Compensation Committee approved the following annual target incentives for our expected named executive officers:

Annual Target Incentive
David A. Spector	$3,625,000
Doug Jones	$2,000,000
Vandad Fartaj	$1,500,000
Andrew S. Chang	$1,500,000
Daniel S. Perotti	$1,000,000

Each named executive officer’s target annual incentive is contingent on meeting the financial goals in the below table. The failure to meet the minimum ROE financial performance threshold will result in no incentive payout, while exceeding the ROE financial performance target will result in incentive payouts over target, subject to a maximum payout cap of 300% for the financial performance component and 150% for the strategic award component. The total maximum annual incentive payable is 255% of target assuming all goals are achieved at maximum.

Annual Incentive Objective	Annual Incentive Weighting%	Below Threshold Performance and Potential Payout	Threshold Performance and Potential Payout	Between Threshold and Target Performance and Potential Payout	Target Performance and Potential Payout	Maximum Performance and Potential Payout
ROE	70%	ROE = <5% Payout = 0%	ROE = 5% Payout = 37.5%	ROE = 10% Payout = 75%	ROE = 15% Payout = 100%	ROE = >30% Payout = 300%
Strategic*	30%	0%	37.5%	75%	100%	150%
Payout Percentage	100%	0%	37.5%	75%	100%	255%

*

For illustration purposes only, the strategic objective is treated as having been earned at the same proportion rate as the ROE goals for each category. Actual results may vary as the two goals are determined independently, although no payout will occur for either objective if the company’s ROE performance is below threshold. For the ROE objective, payout levels will be interpolated between defined performance levels.

•	Similar to Fiscal 2020, if performance exceeds target levels, the Compensation Committee may limit the annual incentive paid out in cash and consider granting additional equity awards.

Executive Compensation Objectives and Philosophy

The overall objectives of our executive compensation program are to attract, motivate, reward and retain high-quality talent. We believe that in order to achieve these objectives, our compensation and benefits programs must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. The various components of our executive compensation program are designed to create a pay-for-performance culture that rewards executives for exceptional Company and individual performance, aligns the interests of our executives with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executive leaders, and encourages our executives to focus on the achievement of our annual and long-term business goals.

Our Compensation Committee aims to position the total compensation of our named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Decision Making Process

Annual Compensation Process

Compensation decisions are generally made as part of a year-long review process:

Step 1	Step 2	Step 3	Step 4	Step 5	Step 6

Management engages with investors and reviews feedback on named executive officers compensation	Management reviews the Company’s compensation programs following a rigorous financial planning process	CEO conducts performance reviews for the other named executive officers and recommends compensation to the Compensation Committee after considering market practice	Compensation Committee evaluates the CEO’s performance	Pearl Meyer advises the Compensation Committee on the overall appropriateness of named executive officer compensation and the compensation programs relative to market practice	Compensation Committee reviews and approves all named executive officer compensation and compensation programs

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board. The Compensation Committee consists of three members of the Board, Messrs. Nanji, Hunt and Perlowitz, none of whom served as our executive officers. Each of Messrs. Nanji, Hunt and Perlowitz qualified as an “independent director” under the rules of the NYSE. Each of Messrs. Hunt and Nanji also qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and served as a member of a subcommittee of the Compensation Committee that was formed to approve the grant of awards to certain individuals for purposes of Section 162(m) of the Code. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Directors.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. The Chairman and CEO provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers.

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized Pearl Meyer & Partners, or Pearl Meyer, as its independent compensation consultant during Fiscal 2020. Pearl Meyer has provided various services to the Compensation Committee since its engagement including the following:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;
•	Reviewed the Company’s peer group for executive compensation purposes and provided recommendations for changes to such peer group;
•	Evaluated the competitive positioning of our named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support decision-making;
•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;
•	Conducted a review of the competitive market data (including base salary, annual incentive and long-term incentive targets) for our named executive officers;
•	Assessed our executive compensation peer group and recommended changes, as necessary;
•	Assessed compensation levels within our peer group for named executive officers and other executive officers as necessary;
•	Reviewed historical financial performance for peer group companies;
•	Provided market research on various issues as requested by our Company;
•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices;
•	Assisted in compensation plan designs and modifications, as requested;
•	Assessed whether our executive compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and
•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2020, the Compensation Committee did not identify any conflict of interest with respect to Pearl Meyer.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data. On an annual basis we engage in a comprehensive review of peer companies with our independent compensation consultant. To assist in decision-making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors, to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents.

Since our peer group was initially established in 2013, we have undertaken comprehensive annual reviews of the appropriateness of such peer group. The Compensation Committee reviews other public companies similar in industry, size, structure, scope and sophistication.

How We Establish our Peer Group. The Compensation Committee updated its peer group used for evaluating compensation decisions based on objective criteria as presented in the table and discussion below.

Objective Criteria Considered	Former Peer Group	Revised Peer Group

•   Companies in financial services, data processing & outsourcing services, property & casualty insurance, research & consulting services and specialty finance industries

•   Companies with market capitalizations within a reasonable range of our pro forma capitalization

•   Companies with pretax income and assets within a reasonable range

•   Companies with revenue within a reasonable range

•   Competitors for executive talent

•   Companies of comparable scope and complexity

•   Companies that identify us as their direct peer

•   Companies with similar pay practices

•   Black Knight Financial Services, Inc.

•   CoreLogic, Inc.

•   Essent Group Ltd.

•   Flagstar Bancorp, Inc.

•   iStar Financial Inc.*

•   Ladder Capital Corp.*

•   MGIC Investment Corp.

•   Mr. Cooper Group, Inc.

•   NMI Holdings, Inc.*

•   Ocwen Financial Corporation*

•   OneMain Holdings, Inc.

•   Radian Group Inc.

•   Redwood Trust, Inc.

•   Walker & Dunlop Inc.*

•   Black Knight Financial Services, Inc.

•   CoreLogic, Inc.

•   Essent Group Ltd.

•   Fidelity National, Inc.+

•   First American Financial Corporation+

•   Flagstar Bancorp, Inc.

•   LendingTree, Inc.+

•   MGIC Investment Corp.

•   Mr. Cooper Group, Inc.

•   OneMain Holdings, Inc.

•   Radian Group Inc.

•   Redwood Trust, Inc.

•   Rocket Companies, Inc.+

•   SLM Corporation+

•   Zillow Group, Inc.+

*	Removed from Peer Group
+	Added to Peer Group

Given the Company’s market share and the fact that many of our true business competitors are either private or subsidiaries of large banks, the process for developing a peer group for us is challenging. Our goal was to identify more peers that are industry relevant, publicly-traded of similar size and complexity, and involved in related markets – ultimately increasing the number of companies in our peer group as a whole. The revised peer group was developed by screening potential peers for business comparability – measured by industry similarity (operating in real estate and investment management, preferably focused on the residential mortgage market), complexity (top 10 mortgage lender in the U.S.) and financial characteristics (profitable companies with meaningful balance sheet) – and size comparability. The selection criteria was also expanded to include companies in: financial services, data processing & outsourcing services, property &

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COMPENSATION DISCUSSION AND ANALYSIS

casualty insurance, and research & consulting services. As part of this expanded selection criteria, we also focused on companies that have 0.25x to 3x the combined market capitalization, revenue and assets of the Company and PennyMac Mortgage Investment Trust (NYSE: PMT), the real estate investment trust that the Company’s management team is responsible for externally managing through our investment management subsidiary. The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our Company’s business. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

Our Compensation Committee believes that its compensation policies and practices for all employees of PNMAC, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by executives and employees.

In that regard, the Compensation Committee requested assistance from our independent compensation consultant in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking, which include, but are not limited to, the following:

•

Our compensation mix is balanced among fixed components such as salary and benefits, variable components such as annual performance-based cash incentives, and long-term equity awards including performance-based RSUs and stock options;

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers;
•

Incentive compensation paid to named executive officers and other senior managers is subject to clawback upon a material accounting restatement as a result of erroneous data in our financial statements;

•	Our named executive officers are subject to stock ownership guidelines that require a certain minimum level of stock ownership; and
•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

Executive Stock Ownership Guidelines

Our executive stock ownership guidelines, which are approved by our Compensation Committee, are intended to further the objective of aligning the interests of our executives with those of our stockholders. These stock ownership guidelines provide that our named executive officers and other executive officers should accumulate a minimum number of shares equal in value to a multiple of their base salary over a specified time frame.

A summary of the stock ownership guidelines (as a multiple of base salary) are set forth in the following table:

Executive Officer Title	Stock Ownership Guideline	Compliant
Chief Executive Officer	5x	✓
Other Executive Officers	3x	✓

For purposes of the guidelines, stock ownership includes common stock owned directly, in-the-money value of exercisable stock options and unvested time-based RSUs. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the stock ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of stock ownership within five years of becoming subject to such guidelines. The Compensation Committee will annually review each executive officer’s compliance with or progress toward meeting the stock ownership guidelines. Each executive officer is presently in compliance with our stock ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Provisions

In 2018 we instituted a clawback policy allowing for the recoupment of incentive compensation if we issue a material accounting restatement as a result of erroneous data in our financial statements. In case of a material accounting restatement, our Board or an authorized Board committee will have the authority, in its sole discretion, to recover any incentive compensation that (i) is received by any current or former executive officer or any other officer with a title of senior managing director or higher during the two fiscal years immediately preceding the date of such accounting restatement issuance, and (ii) exceeds the amount that would have been paid to such individual(s) under the accounting restatement, calculated on a pre-tax basis.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Our named executive officers, directors and certain other employees are required to obtain preclearance prior to entering into any transaction involving our securities. Trading is generally permitted only during open trading windows. Any such individuals who are subject to preclearance restrictions may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be pre-approved as well.

We also prohibit our named executive officers, directors and other employees from pledging any of our securities or entering into margin accounts involving our securities. We prohibit these transactions because of the potential that sales of our securities could occur outside trading periods and without the required preclearance approval.

In addition, our named executive officers, directors and other employees are prohibited from entering into hedging transactions involving our securities.

Employment and Change-in-Control Arrangements

Employment Agreements. On December 28, 2018, we entered into employment agreements by and among us, PNMAC and each of Mr. Kurland (the “Kurland Agreement”), Mr. Spector (the “Spector Agreement”) and Mr. Jones (the “Jones Agreement”) for terms commencing on January 1, 2019 and expiring on December 31, 2022, unless earlier terminated in accordance with the provisions set forth in each such agreement. The terms of the employment agreements are described below.

Pursuant to the Kurland Agreement, Mr. Kurland served as the Executive Chairman of our Board through December 31, 2019, and, beginning on January 1, 2020 and until his death on January 23, 2021 served as the Non-Executive Chairman of our Board. Mr. Spector shall continue to serve as a member of our Board and as our Chairman and Chief Executive Officer and the President and Chief Executive Officer of PNMAC throughout the term of the Spector Agreement. Mr. Jones shall continue to serve as our President and Chief Mortgage Banking Officer and the Senior Managing Director and Chief Mortgage Banking Officer of PNMAC throughout the term of the Jones Agreement.

Base Salary and Incentive Compensation

The Kurland Agreement provided that from January 1, 2020 and for so long as Mr. Kurland remains on our Board as Non-Executive Chairman, Mr. Kurland will also be entitled to receive (i) annual director fees in cash in amount equal to 2.5 times the annual retainer fees of the highest paid non-employee Board member, and (ii) annual equity awards in an amount equal to 2.5 times the amount granted to any other non-employee Board member.

The Spector Agreement provides Mr. Spector with an annual base salary of no less than $900,000, which amount increased to $1,000,000 on January 1, 2020. The Jones Agreement provides Mr. Jones with an annual base salary of no less than $550,000, which amount increased to $600,000 on January 1, 2020. During the terms of their employment agreements, each of Mr. Spector and Mr. Jones is also entitled to receive annual cash and equity incentive compensation, with such compensation awarded at levels based on annual performance targets determined by our Board and the compensation committee of our Board.

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COMPENSATION DISCUSSION AND ANALYSIS

Pursuant to the Spector Agreement and the Jones Agreement, any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us or PNMAC other than for cause (as defined in the employment agreements), or a termination by the executive for good reason (as defined in the employment agreements) unless such termination is the result of the expiration of the term of the Spector Agreement or the Jones Agreement. If such termination is the result of the expiration of term of the Spector Agreement or the Jones Agreement, any such unvested awards shall continue to vest, if applicable, in accordance with their terms, and the termination date of each of the Spector Agreement or the Jones Agreement shall be deemed to be the retirement date as defined in the related award document; provided, however, that if the related award document does not contain any reference to retirement or a retirement date, then the affected unvested awards shall immediately become fully vested and non-forfeitable.

All nonstatutory stock options granted pursuant to our 2013 Plan are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

Other Benefits

The employment agreements provide for medical benefits, reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000. The employment agreements also provide for the annual accrual of twenty days of paid time off for Mr. Spector and Mr. Jones, in each case at the executive’s regular base pay rate during each year of the term, an automobile allowance of up to $1,500 per month for Mr. Spector, reimbursement of reasonable business expenses, and participation in such other benefits programs as are provided to our executives generally.

Payments Upon Specific Termination Events

Pursuant to the employment agreements, upon a termination due to death or disability, a termination by us or PNMAC other than for cause, a termination by the executive for good reason, or a termination by us or PNMAC as a result of or in connection with a change of control, in addition to any other amounts required by law to be paid to him, the executive would be entitled to any performance-based cash incentives earned but unpaid for the year prior to the year in which the termination date occurs and the pro rata portion of any performance-based cash incentives earned but unpaid for the year during which the termination date occurs. In any such termination event, any unvested equity awards granted pursuant to the 2013 Plan shall vest immediately. We will also generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive a continuing payment of executive’s annual base salary as of the termination date for a period of six months following such termination.

Upon a termination of Mr. Spector’s or Mr. Jones’ employment as a result of or in connection with a change of control or by us or PNMAC other than for cause, or upon a termination by Mr. Spector or Mr. Jones for good reason, the executive shall also receive a severance payment equal to two years of executive’s annual base salary plus two years of the executive’s cash incentive compensation (based on the average performance-based cash incentive received in the most recent two years), with such amounts to be paid in 24 monthly installments. Upon termination of Mr. Spector’s or Mr. Jones’ employment by us or PNMAC for cause, the executive shall receive his annual base salary through the termination date, any accrued but unused paid time off and reimbursement of any unreimbursed incurred expenses. Pursuant to the employment agreement, each executive is subject to a non-solicitation covenant for a period of 18 months following a termination of employment.

Consulting Services

Upon the expiration of the term of the Spector Agreement, Mr. Spector shall serve as a consultant to us for an 18-month period commencing on the termination date. During the consulting period, Mr. Spector will receive a consulting fee of $1.5 million, with approximately $1 million of such amount paid in 18 monthly installments $55,555 and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with us.

Upon the expiration of the term of the Jones Agreement, Mr. Jones shall serve as a consultant to us for an 18-month period commencing on the termination date. During the consulting period, Mr. Jones will receive a consulting fee of $1 million, with approximately $750,000 of such amount paid in 18 monthly installments of $41,666 and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with us.

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COMPENSATION DISCUSSION AND ANALYSIS

For purposes of the employment agreement, each of Mr. Spector and Mr. Jones will have “good reason” to terminate his employment agreement, as applicable, if we (or any resulting or surviving entity in the event of certain transactions) or PNMAC fail to cure any of the following events within 30 days of receipt of notice of such event(s) by Mr. Spector or Mr. Jones, as applicable, (such notice must be delivered within 90 days of the occurrence of the events constituting “good reason”): (1) materially breaches the Spector Agreement or Jones Agreement; (2) requires Mr. Spector to report to anyone other than our Board or Mr. Jones to report to anyone other than the President and Chief Executive Officer; (3) requires Mr. Spector to be based anywhere more than fifty (50) miles from the office where he is located as of the effective date of the Spector Agreement or requires Mr. Jones to be based anywhere more than fifteen (15) miles from the office where he is located as of the effective date of the Jones Agreement; (4) takes any other action which results in a material diminution or adverse change in Mr. Spector’s or Mr. Jones’ status, title, position, compensation, or responsibilities, other than an insubstantial action not taken in bad faith and remedied promptly after receipt of notice by Mr. Spector or Mr. Jones; or (5) fails to indemnify and advance all expenses to Mr. Spector or Mr. Jones in response to a proper request for indemnity and advancement.

Potential Payments Upon Termination or Change in Control. Pursuant to our 2013 Plan and subject to any contrary provisions in any applicable award agreement or employment agreement, upon the occurrence of a change of control:

•

all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•

if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquiror or succeeding entity or one of its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Committee.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of our Company immediately prior to the transaction; (2) any person or group of persons, excluding us and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of our Company, unless pursuant to a tender or exchange offer that our Board recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of our Board such that a majority of our directors ceases to be composed of individuals who either (i) have been directors continuously since the beginning of that period, or (ii) have been elected or nominated for election as members of our Board during such period by at least a majority of the remaining members of our Board who have been directors continuously since the beginning of that period; or (4) a majority of the members of our Board vote in favor of a decision that a change of control has occurred.

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COMPENSATION TABLES

Compensation Tables

2020 Summary Compensation Table

The following “2020 Summary Compensation Table” presents compensation earned by our principal executive officer, our principal financial officer and our next three most highly compensated persons serving as executive officers as of the end of Fiscal 2020. We refer to these executive officers as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)
David A. Spector	2020	1,000,000	6,400,000	1,688,936	3,204,163	82,229	(5)	12,375,328
Chairman and	2019	900,000	7,155,000	1,526,128	478,512	64,617		10,124,258
Chief Executive Officer	2018	750,000	2,900,000	1,549,937	501,411	76,271		5,777,619

Doug Jones	2020	600,000	4,000,000	862,473	1,308,503	277,687	(5)	7,048,663

President and	2019	550,000	4,340,000	763,053	239,256	269,130		6,161,439
Chief Mortgage Banking Officer	2018	500,000	1,500,000	774,968	250,701	291,726		3,317,395

Vandad Fartaj	2020	400,000	2,400,000	674,993	1,241,437	362,128	(5)	5,078,558
Senior Managing Director and	2019	350,000	2,699,000	618,725	193,999	345,096		4,206,820
Chief Investment Officer	2018	325,000	1,050,000	619,955	200,564	311,626		2,507,146

Andrew S. Chang	2020	400,000	2,400,000	674,993	1,291,451	293,896	(5)	5,060,340

Senior Managing Director and	2019	325,000	2,699,000	612,606	192,084	283,860		4,112,550
Chief Operating Officer	2018	325,000	832,500	619,955	200,564	285,406		2,263,426

Jeffrey P. Grogin	2020	350,000	1,300,000	506,219	181,092	26,694	(5)	2,364,005
Senior Managing Director and
Chief Enterprise Operations Officer

(1)	Reflects the named executive officer’s current title and not their title as of December 31, 2020.
(2)	The amounts in this column represent the total amount of cash incentives earned by the named executive officers for Fiscal 2020.
(3)

The amounts shown in this column in respect of 2020, 2019 and 2018 represent the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs awarded on February 26, 2020, March 15, 2019 and March 9, 2018 in the amounts of: (16,071, 22,195, and 21,174 for Mr. Spector; 8,207, 11,097, and 10,587 for Mr. Jones; 6,423, 8,998 and 8,469 for Mr. Fartaj; 6,423, 8,909, 8,469 for Mr. Chang, respectively; and 4,817 for Mr. Grogin on February 26, 2020. Also includes the grant date fair value, as determined in accordance with ASC 718, of the (a) performance-based RSUs awarded on February 26, 2020, March 15, 2019 and March 9, 2018 in the amounts of 32,143, 44,390 and 42,348 for Mr. Spector; 16,414, 22,195 and 21,174 for Mr. Jones; 12,846, 17,997 and 16,939 for Mr. Fartaj; 12,846, 17,819 and 16,939 for Mr. Chang; and 9,634 for Mr. Grogin, respectively, pursuant to our 2013 Plan. See “—2020 Outstanding Equity Awards at Fiscal Year-End” below. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stock-based Compensation in our Annual Report on Form 10-K filed on February 25, 2021. The value of the performance-based RSUs awarded on February 26, 2020, March 15, 2019 and March 9, 2018, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $35.03, $22.92 and $24.40, is $2,111,188, $1,322,644 and $1,343,269 for Mr. Spector; $1,078,083, $661,311 and $671,634 for Mr. Jones; $843,733, $536,236 and $537,288 for Mr. Fartaj, and $843,733, $530,919 and $537,288 for Mr. Chang; and $632,747 for Mr. Grogin, respectively. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by upon vesting and/or settlement of the RSUs.

(4)

The amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on December 14, 2020, February 26, 2020, March 15, 2019 and March 9, 2018 in the amounts of 140,464, 59,466, 55,488 and 52,935 for Mr. Spector; 54,024, 30,366, 27,744 and 26,467 for Mr. Jones; 54,024, 23,765, 22,496 and 21,174 for Mr. Fartaj; 56,726, 23,765, 22,274 and 21,174 for Mr. Chang; respectively, pursuant to our 2013 Plan. See “—2020 Outstanding Equity Awards at Fiscal Year-End” below. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stock-based Compensation in our Annual Report on Form 10-K filed on February 25, 2021. In addition, the amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on February 26, 2020 in the amount of 17,824 for Mr. Grogin pursuant to our 2013 Plan. See “—2020 Outstanding Equity Awards at Fiscal Year-End” below. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the stock options.

(5)

With respect to Mr. Spector, All Other Compensation includes $26,555 in insurance premiums, $18,000 in automobile allowance and $37,397 for tax and financial counseling advice. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Spector during Fiscal 2020 consistent with its compensation program and philosophy. These restricted share units were granted on March 03, 2020 and have grant date fair values, as determined in accordance with ASC 718, of $747,986 and are not included in All Other Compensation for Mr. Spector.

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COMPENSATION TABLES

With respect to Mr. Jones, All Other Compensation includes $15,361 in insurance premiums, $11,449 in 401(k) plan contributions and $249,977 in time-based and performance-based restricted share units awarded by PMT to Mr. Jones for Fiscal 2020, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Fartaj, All Other Compensation includes $27,363 in insurance premiums, $10,790 in 401(k) plan contributions, $22,816 for tax and financial counseling advice and $299,981 in time-based and performance-based restricted share units awarded by PMT to Mr. Fartaj for Fiscal 2020, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Chang, All Other Compensation includes $9,062 in insurance premiums, $11,763 in 401(k) plan contribution, $22,816 for tax and financial counseling advice and $249,977 in time-based and performance-based restricted share units awarded by PMT to Mr. Chang for Fiscal 2020, consistent with its compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

With respect to Mr. Grogin, All Other Compensation includes $26,555 in insurance premiums.

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COMPENSATION TABLES

2020 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted under our 2013 Plan to our named executive officers in Fiscal 2020:

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
David A. Spector
PSUs	02/26/20	10,714	32,143	60,268				1,125,969
RSUs	02/26/20				16,071			562,967
Stock Options	02/26/20					59,466	35.03	604,175
Stock Options	12/14/20					140,464	59.68	2,599,989
Doug Jones
PSUs	02/26/20	5,471	16,414	30,776				574,982
RSUs	02/26/20				8,207			287,491
Stock Options	02/26/20					30,365	35.03	308,519
Stock Options	12/14/20					54,024	59.68	999,984
Vandad Fartaj
PSUs	02/26/20	4,282	12,846	24,086				449,995
RSUs	02/26/20				6,423			224,998
Stock Options	02/26/20					23,765	35.03	241,452
Stock Options	12/14/20					54,024	59.68	999,984
Andrew S. Chang
PSUs	02/26/20	4,282	12,846	24,086				449,995
RSUs	02/26/20				6,423			224,998
Stock Options	02/26/20					23,765	35.03	241,452
Stock Options	12/14/20					56,726	59.68	1,049,998
Jeffrey P. Grogin
PSUs	02/26/20	3,211	9,634	18,063				337,479
RSUs	02/26/20				4,817			168,740
Stock Options	02/26/20					17,824	35.03	181,092

(1)

Represents the potential payout range of performance-based RSUs granted in Fiscal 2020. Awards vest based on achieving ROE and leverage ratio goals in fiscal years 2020 through 2022. The combined maximum payout under the performance goals is 187.5% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted RSUs will become vested. In addition to the performance conditions, the named executive officers must satisfy a service condition in order for the award to vest.

(2)

One-third (1/3) of the nonstatutory stock options granted on February 26, 2020 will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary. The stock option award granted on December 14, 2020 was fully vested at grant but is subject to certain transfer restrictions that will lapse in one-third increments on each of December 14, 2021, 2022 and 2023, subject to the recipient’s continued service through each lapse date. The exercise price of these stock options is equal to the closing price of our common stock on the NYSE on the grant date.

(3)

Represents the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs, performance-based RSUs and nonstatutory stock options awarded during Fiscal 2020. There is no estimation of forfeitures included in the grant date fair value of the stock options.

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COMPENSATION TABLES

2020 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2020:

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
David A. Spector	12/14/2020	—	140,464	59.68	12/13/2030	—		—
	02/26/2020	—	59,466	35.03	02/25/2030	48,214	(3)	3,163,803
	03/15/2019	18,496	36,992	22.92	03/14/2029	59,187	(4)	3,883,851
	03/09/2018	35,290	17,645	24.40	03/08/2028	49,406	(5)	3,242,022
	03/06/2017	69,252	—	18.05	03/05/2027	—		—
	03/07/2016	71,161	—	11.28	03/06/2026	—		—
	03/03/2015	61,120	—	17.52	03/02/2025	—		—
	02/26/2014	72,301	—	17.26	02/25/2024	—		—
	06/13/2013	40,735	—	21.03	06/12/2023	—		—
Doug Jones	12/14/2020	—	54,024	59.68	12/13/2030	—		—
	02/26/2020	—	30,366	35.03	02/25/2030	24,621	(3)	1,615,630
	03/15/2019	9,248	18,496	22.92	03/14/2029	29,593	(4)	1,941,893
	03/09/2018	17,644	8,823	24.40	03/08/2028	24,703	(5)	1,621,011
	03/06/2017	34,626	—	18.05	03/05/2027	—		—
	03/07/2016	27,771	—	11.28	03/06/2026	—		—
	03/03/2015	23,829	—	17.52	03/02/2025	—		—
	02/26/2014	28,216	—	17.26	02/25/2024	—		—
	06/13/2013	15,882	—	21.03	06/12/2023	—		—
Vandad Fartaj	12/14/2020	—	54,024	59.68	12/13/2030	—		—
	02/26/2020	—	23,765	35.03	02/25/2030	19,269	(3)	1,264,432
	03/15/2019	7,498	14,998	24.40	03/14/2029	23,996	(4)	1,574,618
	03/09/2018	14,116	7,058	24.40	03/08/2028	19,762	(5)	1,296,782
	03/06/2017	27,700	—	18.05	03/05/2027	—		—
	03/07/2016	27,771	—	11.28	03/06/2026	—		—
	03/03/2015	23,829	—	17.52	03/02/2025	—		—
	02/26/2014	28,216	—	17.26	02/25/2024	—		—
	06/13/2013	15,882	—	21.03	06/12/2023	—		—
Andrew S. Chang	12/14/2020	—	56,726	59.68	12/13/2030	—		—
	02/26/2020	—	23,765	35.03	02/25/2030	19,269	(3)	1,264,432
	03/15/2019	7,424	14,850	22.92	03/14/2029	23,759	(4)	1,559,066
	03/09/2018	14,116	7,058	24.40	03/08/2028	19,762	(5)	1,296,782
	03/06/2017	27,700	—	18.05	03/05/2027	—		—
	03/07/2016	27,771	—	11.28	03/06/2026	—		—
	03/03/2015	23,829	—	17.52	03/02/2025	—		—
	02/26/2014	28,216	—	17.26	02/25/2024	—		—
	06/13/2013	15,882	—	21.03	06/12/2023	—		—
Jeffrey P. Grogin	02/26/2020	—	17,824	35.03	02/25/2030	14,451	(3)	948,275
	03/15/2019	6,019	12,038	22.92	03/14/2029	19,260	(4)	1,263,841
	03/09/2018	11,469	5,735	24.40	03/08/2028	16,057	(5)	1,053,660
	03/06/2017	7,502	—	18.05	03/05/2027	—		—

(1)

One-third (1/3) of the nonstatutory stock options granted on February 26, 2020 will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary. The stock option award granted on December 14, 2020 was fully

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COMPENSATION TABLES

vested at grant but subject to certain transfer restrictions that will lapse in one-third increments on each of December 14, 2021, 2022 and 2023, subject to the recipient’s continued service through each lapse date. The exercise price of these stock options is equal to the closing price of our common stock on the NYSE on the grant date.

(2)	Per share value of stock awards is $65.62 based on the closing price of our common stock on the NYSE on December 31, 2020.
(3)

The indicated number of unearned units consists of time-based RSUs and performance-based RSUs with a performance period that ends on December 31, 2022 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” Based on current performance levels, the performance-based RSUs are reported at the target payout level.

(4)

The indicated number of unearned units consists of time-based RSUs and performance-based RSUs with a performance period that ends on December 31, 2021 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” Based on current performance levels, the performance-based RSUs are reported at the target payout level.

(5)

The indicated number of unearned units consists of time-based RSUs and performance-based RSUs with a performance period that ends on December 31, 2020 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” Based on current performance levels, these RSUs are reported at the target payout level.

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COMPENSATION TABLES

2020 Option Exercises and Stock Vested

The following table provides information regarding exercises of options to purchase shares of common stock and stock awards (RSUs and PSUs) that vested for our named executive officers during Fiscal 2020:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David A. Spector	—	—	78,742	4,257,106
Doug Jones	—	—	39,371	2,128,553
Vandad Fartaj	—	—	31,536	1,703,959
Andrew S. Chang	—	—	31,506	1,703,085
Jeffrey P. Grogin	110,702	$2,691,592	25,593	1,383,584

(1)

Amounts reported in these columns consist of vested RSUs and PSUs. If the named executive officer sold a portion of the common stock acquired upon vesting of RSUs or PSUs to satisfy the tax obligation with respect to such vesting, the number of shares of common stock acquired is less than the amount shown. The number of shares of common stock acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common stock to satisfy any tax obligations. The allocation of RSUs and PSUs is as follows:

	RSUs		PSUs
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
David A. Spector	23,690	825,715	55,052	3,431,391
Doug Jones	11,845	412,858	27,526	1,715,695
Vandad Fartaj	9,516	331,453	22,020	1,372,506
Andrew S. Chang	9,486	330,579	22,020	1,372,506
Jeffrey P. Grogin	7,702	268,438	17,891	1,115,146

(1)	Amounts reported in this column represent an RSU awards that vested on March 6, 2020, March 9, 2020 and March 15, 2020.
(2)

Amounts reported in this column represent a PSU award that vested on February 25, 2021 and the payout of shares of common stock pursuant to the award was determined based on return on equity (ROE) (100% of the award) for the period of January 1, 2018 through December 31, 2020 as measured against the target performance goal set by the Compensation Committee of the Board when the award was granted in 2018. The payout percentage for the award was 130%.

(2)

The value realized on vesting is calculated by multiplying the number of shares of common stock received upon vesting of RSUs and PSUs by the fair market value of our common stock on the respective vesting dates.

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COMPENSATION TABLES

Potential Payments Upon Termination of Employment or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the named executive officer’s employment had terminated or a “change in control” had occurred on December 31, 2020. These benefits are in addition to benefits available generally to salaried employees.

Potential Payments Pursuant to Employment Agreements

As described in the “Employment Agreements” in the Compensation Discussion and Analysis section of this Proxy Statement, two of our named executive officers, Mr. Spector and Mr. Jones, currently have employment agreements in place with PNMAC. These employment agreements provide for severance payments, accelerated vesting of equity awards, and other benefits in the event the executive’s employment is terminated due to disability or death, terminated by us or PNMAC for “cause,” terminated by us or PNMAC “other than for cause,” or terminated by the executive for “good reason.”.

Name	Benefit	Disability	Death	Termination For Cause or Voluntary Resignation	Termination Other than For Cause or Resignation For Good Reason
David A. Spector	Consulting Fees(1)	—	—	—	—
	Base Salary	—	$500,000	—	$ 2,000,000
	COBRA Benefits Continuation	$55,905	$69,399	—	$34,700
	Cash Incentive-Based Compensation	$6,400,000	$6,400,000	—	$ 10,055,000
	Accelerated Vesting – Stock Options(2)	$4,125,950	$4,125,950	—	$ 4,125,950
	Accelerated Vesting – Performance-Based RSUs(3)	$7,800,971	$7,800,971	—	$ 7,800,971
	Accelerated Vesting – Time-Based RSUs(4)	$2,488,704	$2,488,704	—	$ 2,488,704
	Aggregate Payment Amount	$20,871,531	$21,385,025	—	$ 26,505,325
Doug Jones	Consulting Fees(1)	—	—	—	—
	Base Salary	—	$300,000	—	$ 1,200,000
	COBRA Benefits Continuation	$39,185	$48,644	—	$24,322
	Cash Incentive-Based Compensation	$4,000,000	$4,000,000	—	$ 5,840,000
	Accelerated Vesting – Stock Options(2)	$2,082,359	$2,082,359	—	$ 2,082,359
	Accelerated Vesting – Performance-Based RSUs(3)	$3,922,960	$3,922,960	—	$ 3,922,960
	Accelerated Vesting – Time-Based RSUs(4)	$1,255,573	$1,255,573	—	$ 1,255,573
	Aggregate Payment Amount	$11,300,078	$11,609,536	—	$ 14,325,215

(1)	Mr. Spector and Mr. Jones are entitled to consulting fees only upon the expiration of the terms of their respective employment agreements.
(2)

Represents the vesting in full of all outstanding unvested stock options. Calculated as the difference between the closing price of our common stock on the NYSE on December 31, 2020 and the exercise or strike price of the stock options multiplied by the number of underlying shares of common stock.

(3)

Represents the vesting in full of all unvested performance-based RSUs based on the achievement of target level performance. Calculated based on the closing price of our common stock on the NYSE on December 31, 2020 multiplied by the number of underlying shares of common stock.

(4)

Represents the vesting in full of all unvested time-based RSUs. Calculated based on the closing price of our common stock on the NYSE on December 31, 2020 multiplied by the number of underlying shares of common stock.

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COMPENSATION TABLES

Potential Payments Pursuant to the 2013 Plan

Pursuant to the 2013 Plan, all of our named executive officers are also entitled to certain rights in connection with a termination of employment upon the occurrence of a “change of control.” Provided below is a summary of such rights:

Name	Benefit	Acceleration Upon a Change of Control
David A. Spector	Vested Stock Options Spread Value(1)	$18,492,718
	Performance-Based RSU Value(2)	$ 5,423,865
	Time-Based RSU Value(3)	$ 2,488,704
Doug Jones	Vested Stock Options Spread Value(1)	$ 7,818,192
	Performance-Based RSU Value(2)	$ 2,719,424
	Time-Based RSU Value(3)	$ 1,255,573
Vandad Fartaj	Vested Stock Options Spread Value(1)	$ 7,268,573
	Performance-Based RSU Value(2)	$ 2,179,831
	Time-Based RSU Value(3)	$ 1,000,377
Andrew S. Chang	Vested Stock Options Spread Value(1)	$ 7,281,463
	Performance-Based RSU Value(2)	$ 2,172,044
	Time-Based RSU Value(3)	$ 996,505
Jeffrey P. Grogin	Vested Stock Options Spread Value(1)	$ 1,086,634
	Performance-Based RSU Value(2)	$ 1,745,776
	Time-Based RSU Value(3)	$ 782,584

(1)

Calculated as the difference between the closing price of our common stock on the NYSE on December 31, 2020 and the exercise or strike price of the stock options multiplied by the number of underlying shares of common stock.

(2)

Represents the vesting of a pro rata portion of all unvested performance-based RSUs as of December 31, 2020, assuming achievement of target level performance. The pro rata portion is based on the length of time within the performance period which has elapsed prior to December 31, 2020.

(3)	Represents the vesting of all unvested time-based RSUs as of December 31, 2020. Calculated based on the closing price of our common stock on the NYSE on December 31, 2020.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our Company’s stock price. There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact.

2020 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2020 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

401(k) Plan

PNMAC maintains a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, PNMAC makes matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of $11,400 with respect to Fiscal 2020. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

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COMPENSATION TABLES

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three directors: Mr. Nanji, the chair of the Compensation Committee, and Messrs. Hunt and Perlowitz. None of them has ever served as an officer or employee of our Company or any of our affiliates or has any other business relationship or affiliation with our Company, except his or her service as a director. During Fiscal 2020, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a director or a member of our Compensation Committee.

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CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David A. Spector, our Chairman and Chief Executive Officer.

For Fiscal 2020:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $73,076; and

•	the annual total compensation of our CEO, as reported in the “2020 Summary Compensation Table” included in this Proxy Statement, was $12,375,328.

Based on this information, our Fiscal 2020 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 169 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:

1.

For Fiscal 2020, we used the same median employee who was first identified in Fiscal 2019. Our employees consist of full-time, part-time, and temporary employees. In determining whether our workers were employees, we applied widely recognized employment and tax laws and also classified individuals as independent contractors who were excluded from our employee population.

2.	For Fiscal 2020, we reviewed the amount of salary, annual performance-based cash incentives, wages, overtime and other compensation of our median employee as reflected in our payroll records.

3.

Once we confirmed our median employee’s Fiscal 2020 compensation, we combined all of the elements of such employee’s compensation for our Fiscal 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $73,076.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL III – ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal III – Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. We currently present such proposals annually, and we expect the next proposal to be presented in 2021. At our 2020 annual meeting of stockholders, 66% of the stockholders voting on our “say on pay” proposal voted for that proposal. By contrast, at our 2019 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 77% of the total stockholder votes cast, and at our 2018 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 81% of the total stockholder votes cast.

At our 2020 annual meeting of stockholders, our Say-On-Pay proposal itself received the support of approximately 66% of the total votes cast. By contrast, at our 2019 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 77% of the total stockholder votes cast, and at our 2018 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 81% of the total stockholder votes cast. Following our 2020 stockholder meeting, the Compensation Committee and Board of Directors closely reviewed the stockholder vote on our Say-On-Pay resolutions and the differences in voting results between our 2020 annual meeting results and prior years, including the recommendations made by certain proxy advisory firms. After our 2020 annual meeting, our senior management held meetings with a majority of our stockholders to discuss the 2020 annual meeting results and our compensation program.

We believe the recommendations of the proxy advisory firms, and the higher negative vote in last year’s Say-On-Pay proposal, were attributable to certain features associated with our compensation programs for the named executive officers, including a lack of clarity on the annual incentive program, certain special awards made to named executive officers, and the pay of our former Executive Chairman. The Company made certain compensation enhancements to address investor concerns, including approving an annual incentive plan with objective payouts and increasing the proportion of equity awards (stock options, RSUs and PSUs) to total compensation as well as the enhancements noted in Compensation Discussion and Analysis.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Financial Services, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We aim to create a pay-for-performance culture that rewards our named executive officers for high Company and individual performance, aligns the interests of our named executive officers with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executive leaders, supports our long-term success and sustainability, and encourages our named executive officers to focus on the achievement of our annual and long-term business goals.

We have three primary elements of total compensation – base salary, annual performance-based cash incentives, and long-term equity awards – and this compensation is heavily weighted toward performance-based compensation. Approximately 91% of our CEO’s total compensation opportunity was performance-based and aligned with our stockholders in the form of annual performance-based cash incentives and long-term equity compensation, and approximately 90% of our other named executive officers’ total compensation opportunity was performance-based.

We believe that this performance-based pay culture supports our efforts to motivate and reward our named executive officers for achieving Company performance and strategic accomplishments that drive long-term stockholder value.

We encourage our stockholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our stockholders endorse our compensation program for our named executive officers. While our Board intends to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PMT and an officer of one or more of its subsidiaries. In addition, certain of our executive officers serve on the boards of one or more of these entities and/or hold an ownership interest in PMT. We describe below certain related transactions, during and since our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of the directors, executive officers or holders of more than 5% of the membership interests of PNMAC, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

Amended and Restated Stockholder Agreements

On November 1, 2018, we entered into an amended and restated stockholder agreement with HCP which provides that HCP will have the right to nominate two individuals for election to our Board as long as it, together with its affiliates, holds at least 15% of the voting power of our outstanding common stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding common stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, this agreement provides that HCP, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding common stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. In addition, the agreement provides that neither our certificate of incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to HCP or their respective affiliates without the consent of HCP , as applicable, as long as it, together with its affiliates, holds at least 5% of the voting power of our outstanding common stock.

Amended and Restated Registration Rights Agreement

On November 1, 2018, we entered into an amended and restated registration rights agreement with HCP and the other owners of PNMAC other than us pursuant to which HCP and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our common stock received by them in exchange for their ownership interests in PNMAC in connection with the closing of our corporate reorganization. In November 2018, we filed a post-effective amendment to a registration statement to register for resale such shares of our common stock held by HCP and certain other selling stockholders. The post-effective amendment to the registration statement was declared effective on November 19, 2018. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. HCP and certain permitted transferees each have the right to demand that we register their common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any 12-month period. HCP and certain permitted transferees have the right under the registration rights agreement to require that we register their common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. HCP and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. HCP, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

Tax Receivable Agreement

On May 8, 2013, we entered into a tax receivable agreement with the former owners of PNMAC that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of ownership interests in PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. Following the closing of the corporate reorganization on November 1, 2018, we succeeded to certain obligations under the tax receivable agreement and, therefore, are the top-level parent entity and the corporate taxpayer who will make payments, if any, under the tax receivable agreement to those certain prior owners of PNMAC who effected exchanges of ownership interests in PNMAC for our common stock prior to the closing of the corporate reorganization. Any prior owners of PNMAC who did not complete such exchanges prior to the closing of the corporate reorganization, or prior owners that only completed such exchanges with respect to some but not all of their interests in PNMAC, will not be entitled to any future payments under the tax receivable agreement in respect of any ownership interests not exchanged prior to the closing.

In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of prior exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PNMAC at the time of each exchange;

•

the price of shares of our common stock at the time of the exchange—the tax basis increase in assets of PNMAC for the corporate taxpayer, as well as any related increase in allocations of tax deductions to the corporate taxpayer, is directly proportional to the price of shares of our common stock at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•

the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by PNMAC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid taxes. Furthermore, our obligations to make payments under the tax

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

receivable agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the tax receivable agreement. The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC. In Fiscal 2020, we made tax receivable agreement payments in the aggregate amount of $1,014,923 to certain of our named executive officers and directors.

In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired ownership interests in PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, as well as our attractiveness as a target for an acquisition.

Decisions made by certain prior owners of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Payments not made when due under the tax receivable agreement generally would accrue interest at a rate of LIBOR plus 500 basis points. However, in the event that we do not have sufficient cash available to make a payment under the tax receivable agreement when that payment is due, under certain circumstances we may elect to defer that payment for up to two years. Payments that are deferred pursuant to this election would accrue interest at a rate of LIBOR plus 350 basis points.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

On November 1, 2018, we and PNMAC Holdings, Inc. entered into the fifth amended and restated limited liability company agreement of PNMAC. We are the managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to the members of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized; such distribution will be made to the members of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its members (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the members of PNMAC if we, as the managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

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The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

Other than us, in our capacity as managing member, no member of PNMAC will have voting rights with respect to PNMAC.

Management Agreements

Our subsidiary, PCM, may enter into investment management agreements with investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to a management agreement with PMT.

This management agreement requires us to oversee the business affairs of PMT in conformity with the investment policies that are approved and monitored by PMT’s board or management. We are responsible for PMT’s day-to-day management and perform such services and activities related to PMT’s assets and operations as may be appropriate.

PMT Management Agreement

We externally manage and advise PMT pursuant to a management agreement, or the PMT Management Agreement, which was amended and restated effective June 30, 2020. The PMT Management Agreement requires us to oversee PMT’s business affairs in conformity with the investment policies that are approved and monitored by its board of trustees. We are responsible for PMT’s day-to-day management and will perform such services and activities related to its assets and operations as may be appropriate.

Pursuant to the PMT Management Agreement, we collect a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The PMT Management Agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” PMT’s “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of its equity securities since its inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus its retained earnings at the end of the quarter; less any amount that PMT pays for repurchases or redemptions of its equity securities (allocated on a pro rata daily basis for such repurchases and redemptions during the fiscal quarter of any such repurchases or redemptions); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges as agreed between PMT and PCM.

Pursuant to the terms of the PMT Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on PMT’s “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to PMT’s common shareholders, computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined as agreed between PMT and PCM. For this purpose, “equity” is the weighted average of the issue price per common share of all of PMT’s public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under PMT’s equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the

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high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for us to earn a performance incentive fee is adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid to us in cash or in PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

We are entitled to reimbursement of our organizational and operating expenses, including third-party expenses, incurred on PMT’s behalf, it being understood that we and our affiliates shall allocate a portion of our personnel’s time to provide certain legal, tax and investor relations services for our direct benefit and for which we shall be reimbursed $165,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by us or our affiliates.

In addition, PMT is required to pay its and its subsidiaries’ pro rata portion of our and our affiliates’ rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses required for PMT’s and its subsidiaries’ operations. These expenses will be allocated based on the ratio of PMT’s and its subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by us as calculated at each fiscal quarter end.

We may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the PMT Management Agreement without cause, (2) our termination of the PMT Management Agreement upon a default by PMT in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our termination of the agreement after the termination by PMT without cause (excluding a non-renewal) of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by us during the 24-month period immediately preceding the date of termination.

PMT may terminate the PMT Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches of the PMT Management Agreement by us, upon a change in control of us (defined to include a 50% change in our shareholding in a single transaction or related series of transactions or upon the termination of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement by PLS without cause.

The PMT Management Agreement also provides that, prior to the undertaking by us or our affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which we or our affiliates will earn a management, advisory, consulting or similar fee, we shall present to PMT such new opportunity and the material terms on which we propose to provide services to PMT before pursuing such opportunity with third parties.

We earned approximately $34.5 million in base management fees and $0 million in performance incentive fees in Fiscal 2020 in connection with work performed under the PMT Management Agreement.

Servicing Agreements

Through our subsidiary, PLS, we enter into servicing agreements with investment companies or funds that invest in residential mortgage loans pursuant to which we provide servicing for our clients’ portfolio of residential mortgage loans. Presently, PLS is party to a servicing agreement with PMT.

The loan servicing to be provided by us under the servicing agreements includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. We may also engage in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate acquired upon settlement of loans, or REOs.

PMT Servicing Agreement

We and PMT have entered into a loan servicing agreement, or the PMT Servicing Agreement, which was amended and restated effective June 30, 2020 and pursuant to which we provide servicing for PMT’s portfolio of residential mortgage loans and subservicing for its portfolio of mortgage servicing rights, or MSRs. The term of the PMT Servicing Agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

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The base servicing fee rates for non-distressed mortgage loans subserviced on behalf of PMT are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on behalf of PMT are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, we are entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes REO. We are also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees. In addition, we are entitled to fees required as a result of the COVID-19 pandemic such as a one-time forbearance set up fee of $10, a $3 per month forbearance monitoring fee and certain modifications fees ranging from $125 to $675.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $95 per month for loans where foreclosure proceedings have commenced. The base servicing fee rate for REO is $75 per month. To the extent that PMT rents its REO under its REO rental program, we are entitled to an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to PLS’ cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if we provide property management services directly. We are also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third party vendor fees.

We are also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events. These fees range from $750 for a streamline modification to $1,750 for a liquidation or reperformance and $500 for a deed-in-lieu of foreclosure. We are not entitled to earn more than one liquidation fee, reperformance fee or modification fee in any 18-month period.

In addition, because PMT has limited employees and infrastructure, we are required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, we receive a supplemental servicing fee of $25 per month for each distressed whole loan.

Except as otherwise provided in the MSR recapture agreement, when we effect a refinancing of a loan on PMT’s behalf and not through a third-party lender and the resulting loan is readily saleable, or we originate a loan to facilitate the disposition of the real estate acquired by PMT in settlement of a loan, we are entitled to receive from PMT market-based fees and compensation consistent with pricing and terms we offer unaffiliated third parties on a retail basis.

We are entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by us in connection with the performance of our servicing obligations.

We earned approximately $67.1 million in loan servicing fees in Fiscal 2020 in connection with work performed for PMT under the PMT Servicing Agreement.

Other Agreements with PMT

PMT Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or the MBS agreement, which was amended and restated effective June 30, 2020, we provide PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent sellers.

Pursuant to the MBS agreement, we have agreed to provide such services exclusively for PMT’s benefit, and we and our affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon us, if PMT is unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

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In consideration for the mortgage banking services we provided with respect to PennyMac Corp.’s acquisition of mortgage loans, we are entitled to aggregate quarterly fulfillment fees not to exceed the following: (i) the number of loan commitments multiplied by a pull-through factor of either .99 or .80 depending on whether the loan commitments are subject to a “mandatory trade confirmation” or a “best efforts lock confirmation” and then multiplied by $585 for each pull-through adjusted loan commitment up to and including 16,500 per quarter and $355 for each pull-through adjusted loan commitment in excess of 16,500 per quarter, plus (ii) $315 multiplied by the number of purchased loans up to the and including 16,500 per quarter and $195 multiplied by the number of purchased loans exceeding 16,500 per quarter, plus (iii) $750 multiplied by the number of all purchased loans other than Fannie Mae and Freddie Mac loans that are sold and securitized; provided however, that no fulfillment fee shall be due or payable to us with respect to any Ginnie Mae mortgage loans. PMT does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS Agreement, we currently purchase loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from PMT at its cost less an administrative fee plus accrued interest and a sourcing fee ranging from one to two basis points.

In consideration for the mortgage banking services we provide with respect to PMT’s acquisition of mortgage loans under our early purchase program, we are entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by us, and (ii) in the amount of $35 for each mortgage loan that PMT acquires thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for us to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then PMT has generally agreed with us to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to us for the performance of such additional services.

We earned approximately $222.2 million in fulfillment fees in Fiscal 2020 under our mortgage banking services agreement with PMT, and we paid to PMT approximately $11.0 million in sourcing fees in Fiscal 2020.

MSR Recapture Agreement

Pursuant to the terms of the MSR Recapture Agreement, which was entered into by and between us and PMT and amended and restated effective June 30, 2020, if we originate any mortgage loans the proceeds of which are used to refinance mortgage loans for which PMT previously held the MSRs (the “recaptured loans”), we are generally required to transfer and convey to PMT, without cost, on a monthly basis a tiered recapture fee. Such fee shall be equal to 40% of the fair market value of the MSRs relating to the recaptured loans subject to the first 15% of the “recapture rate,” 35% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 15% and up to 30%, and 30% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 30%. The “recapture rate” means, during each month, the ratio of (i) the aggregate unpaid principal balance of all recaptured loans, to (ii) the aggregate unpaid principal balance of all mortgage loans for which PMT held the MSRs and that were refinanced or otherwise paid off in such month. We have further agreed to allocate sufficient resources to achieve a recapture rate of at least 15%.

The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

PMT recognized $2.2 million in recapture income pursuant to the terms of the MSR recapture agreement during Fiscal 2020.

Spread Acquisition and MSR Servicing Agreements

On December 19, 2016, we amended and restated a master spread acquisition and MSR servicing agreement, or the Spread Acquisition Agreement, with PMT, pursuant to which we may sell to PMT, from time to time, the right to receive participation certificates representing beneficial ownership in ESS arising from Ginnie Mae MSRs acquired by us, in which case we generally would be required to service or subservice the related mortgage loans for Ginnie Mae. The primary purpose of the amendment and restatement was to facilitate the continued financing of the ESS owned by PMT in connection with the parties’ participation in the GNMA MSR Facility (as defined below).

To the extent we refinance any of the mortgage loans relating to the ESS PMT has acquired, the Spread Acquisition Agreement also contains recapture provisions requiring that we transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, we are also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the Spread Acquisition Agreement

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contains provisions that require us to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, we may, at our option, wire cash to PMT in an amount equal to such fair market value in lieu of transferring such ESS.

During Fiscal 2020, we made ESS repayments to PMT totaling $32.4 million. During Fiscal 2020, we also incurred $2.2 million in ESS recapture expense payable to PMT. In Fiscal 2021, we purchased the remaining ESS owned by PMT in connection with the GNMA MSR Facility.

Master Repurchase Agreement with the Issuer Trust

On December 19, 2016, through PLS, we entered into a master repurchase agreement, or the PMH Repurchase Agreement, with one of PMT’s wholly-owned subsidiaries, PennyMac Holdings, LLC, or PMH, pursuant to which PMH may borrow from us for the purpose of financing PMH’s participation certificates representing beneficial ownership in ESS. PLS then re-pledges such participation certificates to PNMAC GMSR ISSUER TRUST, or the Issuer Trust, under a master repurchase agreement, or the PC Repurchase Agreement, by and among PLS, the Issuer Trust and PNMAC, as guarantor. The Issuer Trust was formed for the purpose of allowing PLS to finance MSRs and ESS relating to such MSRs in a structured financing transaction referred to as the “GNMA MSR Facility.”

In connection with the GNMA MSR Facility, PLS pledges and/or sells to the Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, the Issuer Trust (a) has issued to PLS, pursuant to the terms of an indenture, the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1,” or the VFN, and (b) has issued and may, from time to time pursuant to the terms of any supplemental indenture, issue to institutional investors additional term notes, or the Term Notes, in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1 billion.

The principal amount paid by PLS for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay PLS the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. PLS is then required to repay the Issuer Trust the corresponding amount under the PC Repurchase Agreement.

During Fiscal 2020, PMT paid us $8.4 million in interest to finance ESS under the PMH Repurchase Agreement and we, in turn, paid an identical amount to the Issuer Trust under the PC Repurchase Agreement. In Fiscal 2021, we purchased the remaining ESS owned by PMT in connection with the GNMA MSR Facility.

Loan Purchase Agreement

We have entered into a mortgage loan purchase agreement with PMT. Currently, we use the mortgage loan purchase agreement for the purpose of selling to PMT residential mortgage loans originated by us. The loan purchase agreement contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices paid to us by PMT for such loans are market-based.

During Fiscal 2020, PMT purchased from us under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $2.2 billion at an aggregate purchase price of $2.2 billion.

Reimbursement Agreement

In connection with the initial public offering of PMT’s common shares on August 4, 2009, or the IPO, we entered into a reimbursement agreement with PMT pursuant to which PMT agreed to reimburse us for the $2.9 million payment, or the Conditional Reimbursement, that we made to the underwriters for the IPO if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for PMT’s payment of the Conditional Reimbursement if PMT is required to pay us performance incentive fees under the PMT Management Agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The payment of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of approximately $1.0 million and the maximum amount that may be reimbursed under the reimbursement agreement is approximately $2.9 million. The term of the reimbursement agreement was extended and now expires on February 1, 2023.

We received $211,000 in reimbursement payments from PMT during Fiscal 2020.

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Investments in PMT

Our Investment in PMT

We received dividends of $114,000 in Fiscal 2020 as a result of our investment in common shares of PMT.

Other Transactions With Related Persons

Related Party Employment Relationships

Presently, we employ Mr. Kurland’s brother-in-law, Robert Schreibman. We established Mr. Schreibman’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Schreibman. Mr. Schreibman does not report directly to any of our executive officers.

We have employed Mr. Schreibman since 2008, and his current title is Senior Vice President, Asset Management. In this capacity, he received the following approximate amounts in Fiscal 2020: $195,000 in base salary, an annual performance-based cash incentive of $80,000, insurance premium payments in the amount of $20,233, a $10,580 contribution to his 401(k) plan and a $900 payment for mobile phone expenses. During Fiscal 2020, we granted Mr. Schreibman time-based and performance-based RSUs and stock options with a total grant date fair value of $80,932. Mr. Schreibman has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Vandad Fartaj’s brother, Vala Fartaj. We established Mr. Vala Fartaj’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Vala Fartaj. Mr. Vala Fartaj does not report directly to any of our executive officers.

We have employed Mr. Vala Fartaj since 2008, and his current title is Executive Vice President, Portfolio Investments. In this capacity, he received the following approximate amounts in Fiscal 2020: $171,333 in base salary, an annual performance-based cash incentive of $474,000, insurance premium payments in the amount of $7,849, an $8,047 contribution to his 401(k) plan and a $900 payment for mobile phone expenses.

During Fiscal 2020, we granted Mr. Vala Fartaj time-based and performance-based RSUs and stock options with a total grant date fair value of $202,937. Mr. Vala Fartaj has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Kurland’s son-in-law, Oliver Rubinstein. We established Mr. Rubinstein’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. None of the executive officers has a material interest in this employment relationship nor do any of them share a home with Mr. Rubinstein. Mr. Rubinstein does not report directly to any of our executive officers.

We have employed Mr. Rubinstein since 2011, and his current title is Senior Vice President, Products and Pricing Strategy. In this capacity, he received the following approximate amounts in Fiscal 2020: $175,000 in base salary, an annual performance-based cash incentive of $150,000, insurance premium payments in the amount of $18,700, an $11,149 contribution to his 401(k) plan and a $300 payment for mobile phone expenses. During Fiscal 2020, we granted Mr. Rubinstein time-based and performance-based RSUs and stock options with a total grant date fair value of $108,952. Mr. Rubinstein has also been entitled to receive employee benefits generally available to all employees.

Presently, we also employ Mr. Grogin’s spouse, Marci Grogin. In January 2021, Mrs. Grogin sold her interest in Me N U Kitchen, Inc. and became our Director, Food Services. We established Mrs. Grogin’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. Mrs. Grogin does not report directly to any of our executive officers. As the Director, Food Services, she will be entitled to receive an annual base salary of $120,000 plus a 25% target incentive.

PNMAC Foodservice Agreement with Me N U Kitchen, Inc.

PNMAC offers its employees a cafeteria and dining area in several of its locations for the purpose of providing the employees access to breakfast and lunch onsite, as well as catering services for special company events. PNMAC bears all costs and expenses associated with managing and operating the cafeteria and kitchen facilities, including food, labor, rent, owned and leased equipment and utilities (including telephone and internet availability). Such costs and expenses are partially offset by revenues generated through food sales, with the remainder subsidized by PNMAC.

The cafeterias were managed and operated under a foodservice agreement with Me N U Kitchen, Inc., or MNU. Marci Grogin, who owns 100% of MNU, is the wife of Jeffrey P. Grogin, who served as one of our executive officers during Fiscal 2020. Pursuant to the terms of the foodservice agreement, MNU provides onsite foodservice (including cafeteria and catering services) to PNMAC and its employees on a

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contract basis. MNU also facilitates PNMAC’s payment of certain of the costs and expenses described, and PNMAC reimburses or otherwise advances to MNU the amounts necessary to pass through such costs and expenses. For these services, PNMAC pays MNU a monthly management fee of $10,000. For its services in 2020, PNMAC paid MNU management fees of $120,000. We believe that the management fees paid to MNU are fair and reasonable. In January 2021, Mrs. Grogin sold her interest in Me N U Kitchen, Inc. and became our Director, Food Services.

Indemnification of Directors and Officers

Our Amended and Restated Bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires everyone subject to the code to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our employees, officers and directors when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent directors in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, an employee, director or executive officer of our Company or a nominee to become a director of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee and/or independent directors consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our employees, directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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ANNUAL REPORT ON FORM 10-K

Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2020, which contains our consolidated financial statements for Fiscal 2020, accompanies this Proxy Statement, but is not a part of our soliciting materials. Stockholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, www.ir.pennymacfinancial.com, under “SEC Filings,” A list of exhibits is included in the Form 10-K and exhibits are available from us upon payment to us of the cost of furnishing them.

Other Matters

Delinquent Section 16(a) Reports

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2020, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, except for a Form 4 for Greg Hendry filed on March 1, 2021 to report an acquisition of 770 restricted stock units on February 26, 2020 and a Form 4 for Farhad Nanji filed on June 25, 2020 to report a pro rata fund distribution on December 27, 2019.

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2021 on Thursday, June 3, 2021 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 14, 2021, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 3, 2021

This Notice of 2021 Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2021 Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•

The election of eleven (11) directors, David A. Spector, James K. Hunt, Jonathon S. Jacobson, Patrick Kinsella, Joseph Mazzella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett, Theodore W. Tozer, and Emily Youssouf, each for a one-year term expiring at the 2022 annual meeting of stockholders;

•	The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors, or the Board, recommends that you vote “FOR” the approval of all proposals set forth herein.

Who can attend the Annual Meeting?

Our Board has set April 6, 2021 as the record date for the Annual Meeting.

Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2021 on Thursday, June 3,

2021 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/PFSI2021 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the 2021 Annual Meeting or during the meeting time, please call the technical support number on the virtual meeting site. Stockholders may submit questions related to the items of business set forth on the agenda in advance of the Annual Meeting by sending an email to PFSI_IR@pnmac.com (stockholders are asked to include the full name of the account holder so we can confirm your status as a stockholder). Questions must be received by 5:00 PM PT on June 2, 2021.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of record of our common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. As of the record date, 66,990,511 shares of common stock were issued and outstanding. You are entitled to one vote on each proposal for each share of common stock you held on the record date.

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INFORMATION CONCERNING VOTING AND SOLICITATION

How many shares must be present to hold the Annual Meeting?

The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard for the election of directors in an uncontested election. Under this voting standard, directors will be elected at the annual meeting by a majority of votes cast by holders of our common stock, meaning that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

If any nominee for director fails to receive the required majority vote for election or re-election, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Other Proposals. Approval of each of the other proposals (namely, our proposals to ratify the appointment of Deloitte & Touche LLP and to approve our executive compensation) also requires the affirmative vote of a majority of votes cast by holders of our common stock, meaning that the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” that proposal. Abstentions and broker non-votes will have no effect on the proposals.

Please note, however, that the vote on our proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you were a stockholder of record of our common stock as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Online Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PFSI2021 during the meeting.

If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the online Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet, by telephone or at the online Annual Meeting, the proxies identified will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

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INFORMATION CONCERNING VOTING AND SOLICITATION

What is the difference between a stockholder of record and a “street name” holder?

If your shares of common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of the director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2022 annual meeting of stockholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, or delivering a duly executed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum. Abstentions and broker non-votes will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast. Accordingly, abstentions and broker non-votes will not have any effect on Proposals I, II and III.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of The New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of directors and our executive compensation program, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our stockholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2021 Annual Meeting of Stockholders, Proxy Statement, 2020 Annual Report to Stockholders, and proxy card or voting instruction form. In addition, some of our directors and officers may make additional solicitations by telephone or in person.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of our common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Stockholders electronically?

This Proxy Statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or Fiscal 2020, are available at www.proxyvote.com and on our Investor Relations website, www.ir.pennymacfinancial.com/2021AnnMtg.

When are stockholder proposals due for the 2022 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 15, 2021. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than February 3, 2022 and no later than March 5, 2022.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 264-4907

Email: PFSI_IR@pnmac.com

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PENNYMAC FINANCIAL SERVICES, INC.

3043 TOWNSGATE ROAD

WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PSFI2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D47527-P54570	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENNYMAC FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

1.  To elect the eleven (11) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2022 Annual Meeting of Stockholders.

      Nominees:

	For	Against	Abstain

1a. David A. Spector	☐	☐	☐

1b. James K. Hunt	☐	☐	☐

1c. Jonathon S. Jacobson	☐	☐	☐

1d. Patrick Kinsella	☐	☐	☐

1e. Anne D. McCallion	☐	☐	☐

1f. Joseph Mazzella	☐	☐	☐

1g. Farhad Nanji	☐	☐	☐

1h. JeffreyA. Perlowitz	☐	☐	☐

1i. Lisa M. Shalett	☐	☐	☐

	For	Against	Abstain

1j. Theodore W. Tozer	☐	☐	☐

1k. Emily Youssouf	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

3. To approve by non-binding vote, our executive compensation.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information

Due to the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2021

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting:

The Notice of 2021 Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report to

Stockholders are available at www.proxyvote.com.

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D47528-P54570

PENNYMAC FINANCIAL SERVICES, INC. Annual Meeting of Stockholders June 3, 2021 11:00 AM PDT THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2021 Annual Meeting of Stockholders of the Company to be held June 3, 2021, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side